EXHIBIT 2.1

                        AGREEMENT AND PLAN OF MERGER


                                DATED AS OF


                              JANUARY 13, 2000


                                BY AND AMONG


                            THEGLOBE.COM, INC.,


                            CHIPS & BITS, INC.,


                            STRATEGY PLUS, INC.,


                           CB ACQUISITION CORP.,


                           SP ACQUISITION CORP.,


                              MR. YALE BROZEN


                                    AND


                            MS. CHRISTINA BROZEN

                             TABLE OF CONTENTS
                                                                           Page


ARTICLE I  THE MERGERS......................................................2
              Section 1.1 The Company C Merger..............................2
              Section 1.2 The Company S Merger..............................2
              Section 1.3 The Closing; Effective Time.......................2
              Section 1.4 Subsequent Actions................................3
              Section 1.5 Articles of Incorporation; Bylaws; Directors and
                             Officers of the Surviving Corporations.........3

ARTICLE II  CONSIDERATION...................................................4
              Section 2.1 Conversion of Common Stock........................4
              Section 2.2 Cancellation of Excluded Shares...................4
              Section 2.3 Conversion of Common Stock of Merger Sub..........4
              Section 2.4 Certain Definitions...............................5
              Section 2.5 Earn-Out Shares...................................5
              Section 2.6 Deliveries at the Effective Time..................6
              Section 2.7 Cash in Lieu of Fractional Shares.................7
              Section 2.8 Restricted Securities.............................7
              Section 2.9 Registration Rights...............................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................8
              Section 3.1 Organization.......................................8
              Section 3.2 Authority..........................................8
              Section 3.3 Capitalization; Title to Shares....................9
              Section 3.4 Financial Statements...............................9
              Section 3.5 Compliance with Laws; Permits.....................11
              Section 3.6 Consents; No Violations...........................13
              Section 3.8 Absence of Undisclosed Liabilities................16
              Section 3.9 Absence of Certain Changes........................16
              Section 3.10 Brokers and Finders; Fees........................17
              Section 3.11 Real Estate......................................17
              Section 3.12 Sufficiency of Assets............................18
              Section 3.13 Tangible Property................................19
              Section 3.14 Litigation and Orders............................19
              Section 3.15 Company Proprietary Assets.......................19
              Section 3.16 Year 2000 Compliance.............................21
              Section 3.17 Taxes............................................21
              Section 3.18 Insurance........................................24
              Section 3.19 Employee Benefits................................25
              Section 3.20 Personnel Information............................28
              Section 3.21 Affiliate Relationships..........................28
              Section 3.22 No Termination of Business Relationship..........28
              Section 3.23 Operating Data...................................29
              Section 3.24 Investment Matters...............................29
              Section 3.25 Necessary Information............................29
              Section 3.26 Disclosure.......................................29
              Section 3.27 Domain Names.....................................30
              Section 3.28 User Agreements..................................30
              Section 3.29 Privacy Policies.................................30
              Section 3.30 Liability for User Content.......................30
              Section 3.31 Affiliates.......................................31

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER.........................31
              Section 4.1 Organization......................................31
              Section 4.2 Merger Subs' Operations...........................31
              Section 4.3 Authority.........................................31
              Section 4.4 Capitalization; Title to Shares...................32
              Section 4.5 Securities of Buyer...............................32
              Section 4.6 Consents; No Violations...........................32
              Section 4.7 SEC Reports; Financial Statements.................33
              Section 4.8 Absence of Certain Changes........................33
              Section 4.9 Litigation........................................33
              Section 4.10 Board Action.....................................33
              Section 4.11 Brokers and Finders..............................34
              Section 4.12 Certain Tax Matters..............................34

ARTICLE V  COVENANTS........................................................34
              Section 5.1 No Solicitation...................................34
              Section 5.2 Interim Operations................................35
              Section 5.3 Tax Provisions....................................37
              Section 5.4 Access and Information............................37
              Section 5.5 Consents..........................................38
              Section 5.6 Reasonable Efforts................................38
              Section 5.7 Notice............................................38
              Section 5.8 Non-Competition Agreement.........................39
              Section 5.9 Further Assurances................................40
              Section 5.10 Obligations of the Sellers.......................40
              Section 5.11 Confidentiality..................................40
              Section 5.12 Affiliates.......................................40
              Section 5.13 Consulting Agreements............................40
              Section 5.14 Proprietary Assets...............................41
              Section 5.15 Indebtedness.....................................41
              Section 5.16 December Balance Sheet...........................41
              Section 5.17 401(k) Plan......................................41
              Section 5.18 Assignment of Proprietary Assets.................41
              Section 5.19 Employment Arrangements..........................41

ARTICLE VI  CONDITIONS......................................................42
              Section 6.1 Conditions to Obligations of Buyer and
                              Merger Subs...................................42
              Section 6.2 Conditions to Obligations of the Sellers..........43

ARTICLE VII  TERMINATION....................................................44
              Section 7.1 Termination.......................................44

ARTICLE VIII  INDEMNIFICATION...............................................45
              Section 8.1 Survival..........................................45
              Section 8.2 Indemnification by Buyer..........................45
              Section 8.3 Indemnification by the Sellers....................46
              Section 8.4 Escrow............................................47
              Section 8.5 Indemnification Procedure.........................47

ARTICLE IX  MISCELLANEOUS...................................................49
              Section 9.1 Public Announcements..............................49
              Section 9.2 Notices...........................................49
              Section 9.3 Certain Definitions; Certain Interpretations......50
              Section 9.4 Headings..........................................51
              Section 9.5 Severability......................................51
              Section 9.6 Entire Agreement; No Third-Party Beneficiaries....52
              Section 9.7 Assignment........................................52
              Section 9.8 Governing Law.....................................52
              Section 9.9 Transaction Costs.................................52
              Section 9.10 Amendments.......................................53
              Section 9.11 Counterparts.....................................53
              Section 9.12 Schedules........................................53

                                  EXHIBITS
                                  --------

Exhibit A         Form of Accredited Investor Questionnaire
Exhibit B         Form of Amended and Restated Articles of Incorporation of
                  Surviving Corporations
Exhibit C         Form of Registration Rights Agreement
Exhibit D         Required Consents
Exhibit E         Form of Affiliates Letter
Exhibit F         Form of Consulting Agreement
Exhibit G         Form of Assignment of Trademarks, Trade Names and
                  Service Marks
Exhibit H         Form of Assignment of Copyrights
Exhibit I         Form of Assignment of Proprietary Assets
Exhibit J         Form of Escrow Agreement

                           INDEX OF DEFINED TERMS



DEFINED TERM                                                            SECTION

Affiliate................................................................9.3(a)
Affiliates Letter..........................................................5.15
Aggregate Company C Stock Consideration.....................................2.4
Aggregate Company S Stock Consideration.....................................2.4
Agreement..............................................................preamble
Ancillary Documents......................................................9.3(a)
Bonus Payments..............................................................2.4
Buyer..................................................................preamble
Buyer Common Stock..........................................................2.4
Buyer Indemnified Group..................................................8.3(a)
Buyer SEC Reports........................................................4.7(a)
C Merger Sub...........................................................preamble
Certificates.............................................................2.6(b)
Closing..................................................................1.3(a)
Closing Certificate......................................................2.6(d)
Closing Date.............................................................1.3(a)
Code...................................................................recitals
Commitments..............................................................3.7(a)
Companies..............................................................preamble
Companies Common Stock......................................................2.1
Company................................................................preamble
Company C..............................................................preamble
Company C Certificates...................................................2.6(a)
Company C Common Stock...................................................2.1(a)
Company Employee Plan................................................3.19(k)(l)
Company Proprietary Asset...............................................3.15(g)
Company S Certificates...................................................2.6(b)
Company S Common Stock...................................................2.1(b)
Company C Merger.......................................................recitals
Company S..............................................................preamble
Company S Merger.......................................................recitals
Competitive Activity........................................................5.8
Competitor..................................................................5.8
Confidential Information...................................................5.11
Consent.....................................................................5.5
Control..................................................................9.3(a)
December Balance Sheets..................................................3.4(a)
Earn-Out Share Price........................................................2.5
Earn-Out Shares.............................................................2.5
Effective Time...........................................................1.3(b)
Election.................................................................8.5(a)
Employee............................................................3.19(l)(ii)
Employee Agreement.................................................3.19(l)(iii)
Employee Plan.......................................................3.19(l)(iv)
Encumbrance.................................................................3.3
Environmental Laws...................................................3.5(b)(ii)
Environmental Matters................................................3.5(b)(ii)
ERISA................................................................3.19(l)(v)
ERISA Affiliate.....................................................3.19(l)(vi)
Escrow Agent.............................................................8.4(a)
Escrow Agreement.........................................................8.4(a)
Escrowed Shares..........................................................8.4(a)
Excess Bonus Payments.......................................................2.4
Exchange Act..........................................................4.7(a)(i)
Excluded Share..............................................................2.2
Financial Statements.....................................................3.4(a)
GAAP.....................................................................4.7(b)
Governmental Entity....................................................3.6(iii)
Hazardous Materials..................................................3.5(b)(ii)
HMO.................................................................3.19(h)(ii)
H-S-R Act..............................................................3.6(iii)
Income Tax.........................................................3.17(c)(iii)
Income Taxes.......................................................3.17(c)(iii)
Indebtedness.............................................................3.4(d)
Indemnified Party........................................................8.5(a)
Indemnifying Party.......................................................8.5(a)
Inventory................................................................3.4(b)
IRS.................................................................3.17(a)(vi)
Laws.....................................................................3.5(a)
Leased Real Property....................................................3.11(b)
Liabilities.................................................................3.8
Litigation.................................................................3.14
Losses...................................................................8.2(a)
material.................................................................9.3(a)
Material Adverse Effect..................................................9.3(a)
Merger.................................................................recitals
Merger Consideration Per C Share............................................2.4
Merger Consideration Per S Share............................................2.4
Merger Sub.............................................................preamble
Merger Subs............................................................preamble
Mergers................................................................recitals
Most Recent Balance Sheets...............................................3.4(a)
Most Recent Financial Statements.........................................3.4(a)
Multiemployer Plan.................................................3.19(l)(vii)
Notices..................................................................8.5(a)
Order...................................................................3.6(ii)
Outstanding C Shares.....................................................2.1(a)
Outstanding S Shares.....................................................2.1(b)
Owned Real Property.....................................................3.11(a)
Parties................................................................preamble
Party..................................................................preamble
PBGC..............................................................3.19(l)(viii)
PCBs.................................................................3.5(b)(ii)
Pension Plan........................................................3.19(l)(ix)
Performance Data...........................................................3.23
Permit...................................................................3.5(a)
Permitted Company C Indebtedness Amount..................................3.4(d)
Permitted Company S Indebtedness Amount..................................3.4(d)
Permitted Indebtedness Amount............................................3.4(d)
Person...................................................................9.3(a)
Proprietary Asset.......................................................3.15(g)
Receivables..............................................................3.4(c)
Reference Share Price.......................................................2.4
Registration Rights Agreement..............................................2.10
Requesting Party............................................................5.9
S Merger Sub...........................................................preamble
SEC......................................................................4.7(a)
Securities Act.............................................................3.24
Seller Indemnified Group.................................................8.2(a)
Sellers................................................................preamble
Surviving C Corporation.....................................................1.1
Surviving Corporation.......................................................1.2
Surviving Corporations......................................................1.2
Surviving S Corporation.....................................................1.2
Tangible Property..........................................................3.13
Tax..................................................................3.17(c)(i)
Tax Return..........................................................3.17(c)(ii)
Taxes................................................................3.17(c)(i)
Termination Date.........................................................7.1(b)
Transaction Costs...........................................................9.9
VBCA........................................................................1.1
Welfare Plan........................................................3.19(l)(ix)
Working Capital..........................................................9.3(a)

                        AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of January 13, 2000 (this "Agreement"), by and among theglobe.com, inc., a Delaware corporation ("Buyer"), CB Acquisition Corp., a Vermont corporation and wholly-owned subsidiary of Buyer ("C Merger Sub"), SP Acquisition Corp., a Vermont corporation and a wholly-owned subsidiary of Buyer ("S Merger Sub" and together with C Merger Sub, each a "Merger Sub" and together the "Merger Subs"), Chips & Bits, Inc., a Vermont corporation ("Company C"), Strategy Plus, Inc., a Vermont corporation ("Company S," together with Company C, the "Companies," and each a "Company") and each of Mr. Yale Brozen and Ms. Christina Brozen (together, the "Sellers"). Buyer, C Merger Sub, S Merger Sub, Company C, Company S and the Sellers are sometimes referred to herein, individually, as a "Party," and collectively, as the "Parties."

                            W I T N E S S E T H:

          WHEREAS, the Sellers are the sole record and beneficial owners of all of the outstanding shares of capital stock of each of Company C and Company S;

          WHEREAS, the Sellers have approved a merger (the "Company C Merger") of C Merger Sub with and into Company C, in accordance with the terms hereof;

          WHEREAS, the Sellers have approved a merger (the "Company S Merger" and together with the Company C Merger, the "Mergers" and each a "Merger") of S Merger Sub with and into Company S, in accordance with the terms hereof;

          WHEREAS, Buyer has received from each Seller an Accredited Investor Questionnaire in the form attached hereto as Exhibit A; and

          WHEREAS, it is intended that, for federal income tax purposes, the Mergers contemplated hereby will qualify as reorganizations under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.


          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:



                                 ARTICLE I

                                THE MERGERS

     Section 1.1 The Company C Merger. At the Effective Time (as defined in
Section 1.3(b)) and subject to and upon the terms and conditions of this Agreement and in accordance with the Vermont Business Corporation Act (the "VBCA"), C Merger Sub shall be merged with and into Company C and the separate corporate existence of C Merger Sub shall cease. Company C shall continue as the surviving corporation (sometimes referred to herein as the "Surviving C Corporation") in the Company C Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Buyer and shall continue to be governed by the laws of the State of Vermont. The Merger shall have the effects specified in the VBCA.

     Section 1.2 The Company S Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the VBCA, S Merger Sub shall be merged with and into Company S and the separate corporate existence of S Merger Sub shall cease. Company S shall continue as the surviving corporation (sometimes referred to herein as the "Surviving S Corporation" and, together with the Surviving C Corporation, the "Surviving Corporations" and each a "Surviving Corporation") in the Company S Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Buyer and shall continue to be governed by the laws of the State of Vermont. The Company S Merger shall have the effects specified in the VBCA.

     Section 1.3 The Closing; Effective Time. (a) The closing of the Mergers (the "Closing") shall take place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place, time and/or date as Buyer and Sellers shall agree (the date of the Closing, the "Closing Date"); provided, however, that the Parties shall use their reasonable best efforts to cause the Closing Date to occur on or before January 31, 2000.

               (b) Subject to the provisions of this Agreement, at the
Closing: (i) with respect to the Company C Merger, the parties shall cause the articles of merger with respect to the Company C Merger to be properly executed and delivered for filing with the Secretary of State of the State of Vermont in accordance with the VBCA; and (ii) with respect to Company S, the parties shall cause the articles of merger with respect of the Company S Merger to be properly executed and delivered for filing with the Secretary of State of the State of Vermont in accordance with the VBCA. Each Merger shall become effective at the actual time of the filing of both such articles of merger or at such other later time as is reasonably specified in the articles of merger as mutually agreed to by Buyer and Sellers (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").

     Section 1.4 Subsequent Actions. If, at any time after the Effective Time, either Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record such Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of the constituent corporations of either Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of such Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of either Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such constituent corporation or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out the intent of this Agreement.

     Section 1.5 Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporations. Unless otherwise agreed by Buyer and Sellers prior to the Closing, at the Effective Time:

               (a) The articles of incorporation of each of Company C and Company S shall be amended at the Effective Time so as to read in their entirety as set forth in Exhibit B, respectively, until thereafter amended in accordance with applicable Law (as defined in Section 3.5(a));

               (b) The bylaws of each of C Merger Sub and S Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving C Corporation and the Surviving S Corporation, respectively, until thereafter amended in accordance with applicable Law and the articles of incorporation of the Surviving C Corporation and the Surviving S Corporation, respectively;

               (c) The officers of each of C Merger Sub and S Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving C Corporation and the Surviving S Corporation, respectively, until their successors are duly elected or appointed and qualified or until their resignation or removal; and

               (d) The directors of each of C Merger Sub and S Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving C Corporation and the Surviving S Corporation, respectively, until their successors are duly elected or appointed and qualified or until their resignation or removal.



                                 ARTICLE II

                               CONSIDERATION

     Section 2.1 Conversion of Common Stock. (a) At the Effective Time, by virtue of the Company C Merger and without any action on the part of any Person (defined in Section 9.3(a)), each share of common stock, par value $1.00 per share, of Company C ("Company C Common Stock") issued and outstanding immediately prior to the Effective Time (such shares, collectively, the "Outstanding C Shares"), and all rights in respect thereof, shall forthwith cease to exist and each such share shall be converted into the right to receive the Merger Consideration Per C Share (as defined in Section 2.4 below), in accordance with, and subject to, the terms of this Agreement.

               (b) At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of common stock, par value $1.00 per share, of Company S ("Company S Common Stock" and, together with the Company C Common Stock, the "Companies Common Stock") issued and outstanding immediately prior to the Effective Time (such shares, collectively, the "Outstanding S Shares"), and all rights in respect thereof, shall forthwith cease to exist and each such share shall be converted into the right to receive the Merger Consideration Per S Share (as defined in Section 2.4 below), in accordance with, and subject to, the terms of this Agreement.

     Section 2.2 Cancellation of Excluded Shares. At the Effective Time, each share of Company C Common Stock or Company S Common Stock held in treasury (each, an "Excluded Share"), by virtue of the applicable Merger and without any action on the part of any Person, shall be canceled and retired, and no shares of stock or other securities of Buyer or either Surviving Corporation shall be issuable, and no payment or other consideration shall be made or paid in respect of any such Excluded Shares.

     Section 2.3 Conversion of Common Stock of Merger Sub. At the Effective Time, by virtue of the Mergers and without any action on the part of any Person, each share of common stock of each of C Merger Sub and S Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving C Corporation and the Surviving S Corporation, respectively.

     Section 2.4 Certain Definitions. The following terms shall have the meanings set forth below:

               "Aggregate Company C Stock Consideration" shall mean such number of shares of Common Stock, par value $.001 per share, of Buyer (including any associated preferred stock purchase rights) (the shares, together with the associated rights, "Buyer Common Stock") equal to the quotient of (A) 8,000,000 minus any Excess Bonus Payments payable to Employees of Company C divided by (B) the Reference Share Price.

               "Aggregate Company S Stock Consideration" shall mean such number of shares of Buyer Common Stock equal to the quotient of (A) 8,000,000 minus any Excess Bonus Payments payable to Employees of Company S divided by (B) the Reference Share Price.

               "Excess Bonus Payments" shall mean any bonus payments payable to any Employee (as defined in Section 3.19(l)) of either Company C or Company S as a result of the transactions (such payments, "Bonus Payments") contemplated by this Agreement that exceed $172,500 in aggregate value. For any Bonus Payments payable in shares of Buyer Common Stock, such shares shall be valued at the Reference Share Price.

               "Merger Consideration Per C Share" shall mean (x) divided by
(y) where (x) consists of the sum of (1) the number of shares of Buyer Common Stock constituting the Aggregate Company C Stock Consideration, and
(2) the right to receive a portion of the Earn-Out Shares (as defined in Section 2.5) as provided in Section 2.5; and (y) equals the number of Outstanding C Shares.

               "Merger Consideration Per S Share" shall mean (x) divided by
(y) where (x) consists of the sum of (1) the number of shares of Buyer Common Stock constituting the Aggregate Company S Stock Consideration and
(2) the right to receive a portion of the Earn-Out Shares as provided in
Section 2.5; and (y) equals the number of Outstanding S Shares.

               "Reference Share Price" shall mean $8.4875.

     Section 2.5 Earn-Out Shares. In the event that the combined revenues of the Companies for the twelve month period ending on December 31, 2000, meet or exceed the performance targets set forth on Schedule 2.5, Buyer shall, within thirty days of determining that the performance targets have been met, but in any event within one year from the Closing, subject to the provisions of Section 8.4, issue to Sellers, as tenants in the entirety, Earn-Out Shares. The "Earn-Out Shares" shall consist of such number of validly issued, fully paid and non-assessable shares of Buyer Common Stock as are equivalent to the quotient of one million two hundred fifty thousand dollars ($1,250,000) divided by the average of the last quoted sales prices of a share of Buyer Common Stock on the Nasdaq National Market over the five trading days immediately preceding the date of delivery of such shares pursuant to this Section 2.5 (the "Earn-Out Share Price").

     Section 2.6 Deliveries at the Effective Time. Subject to and upon the terms and conditions of this Agreement:

               (a) at the Effective Time Sellers shall deliver to Buyer certificates ("Company C Certificates") representing all the Outstanding C Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such shares in blank;

               (b) at the Effective Time Sellers shall deliver to Buyer certificates ("Company S Certificates" and together with the Company C Certificates, the "Certificates") representing all the Outstanding S Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such shares in blank;

               (c) (1) at the Effective Time, Buyer shall, subject to the provisions of Section 8.4, issue and deliver to Sellers, as tenants by the entireties, certificates representing a number of shares of Buyer Common Stock equal to the Aggregate Company C Stock Consideration.

                   (2) at the Effective Time, Buyer shall, subject to the provisions of Section 8.4, issue and deliver to Sellers, as tenants by the entireties, certificates representing a number of shares of Buyer Common Stock equal to the Aggregate Company S Stock Consideration;

                   (3) at the Effective Time, Buyer shall deliver the Escrowed Shares (as defined in Section 8.4(a)) to the Escrow Agent (as defined in Section 8.4(a));

               (d) no later than the close of business on the business day immediately preceding the Closing Date, the Sellers shall deliver to Buyer a jointly executed certificate (the "Closing Certificate") setting forth (i) the aggregate amount of Indebtedness of Company C as of the close of business on the day immediately preceding the Closing Date, (ii) the aggregate amount of the Indebtedness (as defined in Section 3.4) of Company S as of the close of business on the day immediately preceding the Closing Date, (iii) the aggregate amount of all Transaction Costs, (iv) a schedule of all Bonus Payments and (v) a statement of each Company's Working Capital (as defined in Section 9.3). Sellers shall also deliver to Buyer such supporting documentation in respect of the foregoing as shall be reasonably requested by Buyer including but not limited to invoices for all Transaction Costs;

               (e) at the Effective Time, Buyer shall reimburse Sellers for any Transaction Costs, such reimbursement not to exceed the difference between $250,000 and any fees and expenses of Loeb & Loeb LLP incurred in connection with this Agreement and the transactions contemplated hereby; and

               (f) at the Effective Time, Sellers shall deliver to Buyer the minutes and stock transfer books of each Company.

     Section 2.7 Cash in Lieu of Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no certificates or scrip evidencing fractional shares of Buyer Common Stock shall be issued hereunder, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer. In lieu of any such fractional shares, each Seller shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(x) the Reference Share Price (in the case of fractional shares otherwise issuable at the Closing) or the Earn-Out Share Price (in the case of fractional shares included in the Earn-Out Shares) by (y) the fractional interest to which such Seller would otherwise be entitled.

     Section 2.8 Restricted Securities. The shares of Buyer Common Stock issued in connection with the Mergers will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. It is understood that the certificates evidencing the shares of Buyer Common Stock issued in connection with the Mergers will bear the following legend and any other legend required by applicable state law.

               "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

     Section 2.9 Registration Rights. The Sellers shall, as of the Effective Time, be entitled to the registration rights with respect to the shares of Buyer Common Stock issued pursuant to this Agreement as provided in the Registration Rights Agreement to be executed and delivered by Buyer at the Closing (the "Registration Rights Agreement") substantially in the form set forth as Exhibit C hereto.



                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers hereby jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date as follows:

     Section 3.1 Organization. (a) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary. The minute books of each Company (containing the records of meetings of its shareholders, Board of Directors, and any committees of its Board of Directors), the stock record and certificate books of each Company contain true, complete and accurate records of all corporate actions taken at all meetings of such Company's shareholders, Board of Directors or committees thereof, as applicable, and other corporate governance matters of such Company, the stock ownership of such Company and all transfers of the shares of such Company's capital stock since the date of such Company's incorporation. Schedule 3.1(a) lists each of the directors and officers of the Companies.

               (b) Neither Company owns, or has in the past owned, directly or indirectly, any interest in any corporation, partnership, joint venture or other business association, or any other Person.

     Section 3.2 Authority. Each of the Sellers has the legal capacity, and each Company has the requisite corporate right, power and authority to enter into this Agreement and any Ancillary Documents to which he, she or it is a party and to carry out his, her or its obligations hereunder and thereunder, as applicable. This Agreement has been, and each of the Ancillary Documents to which he, she or it is a party has been or will be, duly and validly executed and delivered by each of the Sellers and each Company and constitutes, and each of the Ancillary Documents to which he, she or it is a party constitutes, or will upon execution and delivery constitute, a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally or by general principles of equity. All proceedings or other actions on the part of each Company and the Sellers necessary to authorize this Agreement or any of the Ancillary Documents to which such Person is a party and the transactions contemplated hereby or thereby have been taken. All required shareholder approvals in favor of this Agreement and the Mergers have been obtained and each of the Sellers has taken all other shareholder actions necessary under the VBCA to consummate the Mergers.

     Section 3.3 Capitalization; Title to Shares. The authorized capital stock of Company C consists solely of 1,000 shares of Company C Common Stock, of which 500 shares are issued and outstanding, and the authorized capital stock of Company S consists solely of 1,000 shares of Company S Common Stock of which 400 shares are outstanding. The Companies have no other classes of capital stock authorized, issued or outstanding. The full name and address of each Seller, and the number of shares of Company C Common Stock and Company S Common Stock owned by each Seller, are set forth on Schedule 3.3. All the issued and outstanding shares of Company C Common Stock and Company S Common Stock are validly issued, fully paid and nonassessable and are owned by the Sellers as set forth on Schedule 3.3 free and clear of any lien, pledge, charge, assessment, security interest, mortgage, claim, option, easement, imperfection of title, tenancy or other legal or equitable right of others, or other encumbrance of any character whatsoever (including, without limitation, any right of first refusal upon sale) (each an "Encumbrance"). Except as set forth on Schedule 3.3, there are no shares of capital stock of either Company authorized, issued or outstanding, and there are no outstanding options, warrants, or other securities convertible into or exchangeable for shares of Company C Common Stock, Company S Common Stock or other capital stock of either Company, subscriptions, rights (including, without limitation, preemptive rights), stock-based or stock-related awards or other contracts, agreements or arrangements (or Commitments (as defined in Section 3.7(a)) with respect to issuance or grant of any of the foregoing) to which either Company or Seller is a party or by which either Company or Seller may be bound of any character relating to, or obligating either Company or Seller to issue, grant, award, transfer or sell, or based on the value of, any issued or unissued shares of either Company's capital stock or other securities of either Company. There are no voting trusts, proxies or other agreements or understandings to which either Company or Seller is a party with respect to the voting of capital stock of either Company.

     Section 3.4 Financial Statements. (a) Schedule 3.4 sets forth (1) the statements of assets, liabilities and shareholders' deficit or equity (as applicable), prepared on the income tax basis, of each Company, reviewed (in the case of Company S) or audited (in the case of Company C) by the Companies' independent certified public accountants, as of June 30, 1998 and the related income statements (as applicable), prepared on the income tax basis, of each Company and the related statements of cash flows, prepared on the income tax basis, of each Company, in each case, for the 12-month period then ended, including the notes thereto, (2) the balance sheet of each Company as of June 30, 1999 and the related income statement of each Company for the 12-month period then ended, and (3) the balance sheet of each Company as of November 30, 1999 (together, the "Most Recent Balance Sheets") and the related income statement of each Company for the period beginning July 1, 1999 and ending November 30, 1999 (together, with the Most Recent Balance Sheets, the "Most Recent Financial Statements") (the financial statements referred to in clauses (1), (2) and (3), collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the applicable Company, (ii) fairly present the financial position, results of operations and the cash flows of the applicable Company in all material respects as of their respective dates and for their respective periods and (iii) were prepared in accordance with the income tax basis of accounting as in effect on the date hereof, applied on a basis consistent with that of prior years or periods, as applicable. The books of account and other financial and corporate records of the Companies are complete and correct in all material respects. The balance sheet of each Company dated December 31, 1999 (together, the "December Balance Sheet") and the related statements of income and cash flow of each Company, for the six month period then ended, when delivered to Buyer, will (i) have been prepared in accordance with the books and records of the applicable Company, (ii) fairly present the financial position, results of operations and cash flows of the applicable Company in all the material respects as of December 31, 1999 and for the six month period then ended, except for normal, recurring fiscal year-end adjustments in each case, and (iii) have been prepared in accordance with the income tax basis of accounting as in effect on the date of delivery, applied on a basis consistent with that of prior periods.

               (b) All of the inventory of each Company reflected on the Most Recent Balance Sheets and the December Balance Sheets relating thereto (the "Inventory") is (or was prior to the sale thereof), or will be, substantially suitable, usable, or (in the case of work in process and finished goods) salable at market prices in the ordinary course of business consistent with past practice and has been valued on average cost, in accordance with the income tax basis of accounting. The quantity of the Inventory of each Company on order or on hand at the Closing Date will be at levels substantially consistent with the requirements of then outstanding sales Commitments or current sales projections of such Company.

               (c) All accounts and notes receivable of each Company reflected on the Most Recent Balance Sheets and the December Balance Sheets relating thereto and those accounts and notes receivable of each Company acquired or created after the date of the Most Recent Balance Sheets or December Balance Sheets relating thereto (collectively, the "Receivables"),
(i) were, are and shall be bona fide accounts receivable created in the ordinary course of business in connection with bona fide transactions and consistent with past practice (ii) have been collected in full or will be collectible at their face amounts, except, in each case, to the extent of the allowance for doubtful accounts reflected on the Most Recent Balance Sheet or the December Balance Sheet as the case may be relating thereto and
(iii) correctly and accurately reflect the effect of any transactions undertaken pursuant to that certain Master Agreement dated January 29, 1999 by and between Company S and Howard Bank, N.A.

               (d) Neither Company will have any Indebtedness other than the Permitted Indebtedness as of the day immediately preceding the Closing Date.

               (e) As of the date hereof and as of the Closing Date, the combined Companies' Working Capital deficit does not and shall not exceed $202,626.00.

               "Indebtedness" shall mean with respect to any Person, without duplication, the outstanding principal amount of, and all interest, penalties, premiums and other amounts accrued in respect of, (i) all indebtedness for borrowed money of such Person, whether or not recourse to such Person, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,
(iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services of any type, (v) every capital lease obligation of such Person, (vi) all obligations of such Person upon which interest charges are customarily paid (but excluding (x) advances payable against accounts receivable from Howard Bank and (y) trade accounts payable, each as arising in the ordinary course of business consistent with past practice) and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in any such case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; provided, that Indebtedness shall not include any amounts owed by one Company to the other Company.

               "Permitted Company C Indebtedness Amount" shall mean all amounts owing with respect to the Indebtedness listed on the attached Permitted Company Indebtedness Schedule.

               "Permitted Company S Indebtedness Amount," (together with Permitted Company C Indebtedness Amount, the "Permitted Indebtedness") shall mean all amounts owing with respect to the Indebtedness listed on the attached Permitted Company S Indebtedness Schedule.

     Section 3.5 Compliance with Laws; Permits. (a) Except as set forth on
Schedule 3.5(a), each Company has complied at all times since inception and presently is in compliance in all material respects with all foreign and domestic (federal, state and local) laws, statutes, ordinances, rules, regulations and bodies of law, including, without limitation, Environmental Laws (as defined in Section 3.5(b)(ii)) (collectively, "Laws") and Orders (as defined in Section 3.6(ii)). Except as set forth on Schedule 3.5(a), neither Company nor either Seller is aware of, nor has any of them received, any notice of any alleged failure of any Company to comply with any Law. A complete and correct list of each material license, permit, consent, registration, certificate, franchise, approval, order or other authorization of any Governmental Entity (as defined in Section 3.6(iii)) (each, a "Permit") held by either Company is set forth on Schedule 3.5(a). Except as set forth on Schedule 3.5(a), each Company has all Permits required for the conduct of its business as presently conducted. All of the Permits of the Companies are valid and in full force and effect, and each Company has in all material respects duly performed and is in compliance with all of its obligations under such Permits. No event has occurred with respect to such Permits which allows, or after notice or lapse of time or both would allow, and none of the execution, delivery or performance of this Agreement or any Ancillary Documents or the consummation of the transactions contemplated hereby or thereby will allow, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof or would result in any other impairment of the rights of either Company in and under any of such Permits, and no terminations thereof or proceedings to suspend, limit, revoke or terminate any Permit have been threatened, except as for such suspensions, limitations, revocations or terminations thereof which would not individually or in the aggregate have a Material Adverse Effect (as defined in Section 9.3) on either Company.

               (b) (i) Neither Company nor any Seller has received any notices, directives, violation reports, actions or claims or other communications from or by any foreign, federal, state or local governmental agency or any other Person concerning either Company or any of its predecessors with respect to any Environmental Laws, including, without limitation, requests to perform any investigatory or remedial activity, or alleging that, in connection with Hazardous Materials (as defined in Section 3.5(b)(ii)), conditions at any real properties owned or leased by either Company or its predecessors have resulted in or caused or threatened to result in or cause injury or death to any Person or damage to any property, including, without limitation, damage to natural resources, and no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) neither Company currently leases, operates or owns any real properties that are listed or, to the knowledge of any Seller, are threatened to be listed on a "Superfund" list or with respect to which there is any pending proceeding or investigation under any Environmental Law and, to the knowledge of any Seller, no such proceeding or investigation is threatened; (iii) each Company has operated and continues to operate its real properties in all material respects in compliance with all Environmental Laws; (iv) except as set forth on
Schedule 3.5(b)(iv), no underground or above-ground storage tanks either are, or, to the knowledge of any Seller, have been, located at, on, under, about, or within any of such real properties; (v) there has been no spill, discharge, release, contamination or cleanup by either Company of any Hazardous Materials used, generated, treated, stored, disposed of or handled by either Company at such real properties and, to the knowledge of any Seller, no spill, discharge or release or contamination or cleanup by either Company of any Hazardous Materials has occurred on or to such real properties by any third party; (vi) neither Company has used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any Liability (as defined in Section 3.8) under any Environmental Laws; (vii) to the knowledge of either Seller, there are no facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which interfere with or prevent continued compliance by either Company with, or give rise to any present or potential Liability (including with respect to past activities) under, any Environmental Laws; and (viii) each Company has obtained, is in compliance with, and has made all appropriate filings for issuance or renewal of, all applicable Permits which are required to be obtained under all applicable Environmental Laws, including, without limitation, those regulating emissions, discharges, or releases of Hazardous Materials, and all such Permits are in full force and effect.

                    (ii) For the purposes of this Agreement, the term "Environmental Laws" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control
Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action (including, without limitation, nuisance and trespass causes of action) providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including without limitation leases, asset purchase agreements and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions and Orders relating to Environmental Matters; the term "Hazardous Materials" shall mean any pollutants, contaminants, substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, electromagnetic field and other types of radiation, sonic forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now form the basis of Liability under, any Environmental Laws; and the term "Environmental Matters" shall mean any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, or health or safety of employees, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Materials into the air (indoor or outdoor), surface water, groundwater, soil, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials.

     Section 3.6 Consents; No Violations. Except as set forth on Schedule 3.6, neither the execution, delivery or performance of this Agreement or the Ancillary Documents by the Sellers or either Company, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with, or result in a breach or a violation of, any provision of the articles of incorporation or the by laws or the other organizational documents of either Company; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (x) any Law, (y) any judgment, order, injunction, ruling, decree, stipulation or award of any Governmental Entity or private arbitration panel (each, an "Order") to which either Company or Seller is subject or by which either Company or Seller or any of their respective properties is bound or (z) any Permit or Commitment of either Company or Seller, or to which they or any of them or any of their, his, her or its properties (including, with respect to each Seller, such Seller's shares of Companies Common Stock) is subject except for such breaches, violations, defaults, Encumbrances, terminations, modifications, cancellations, prepayments, suspensions, limitations, revocations or accelerations which would not, individually or in the aggregate, (1) have a Material Adverse Effect on either Company or (2) prohibit Sellers from consummating the transactions contemplated hereby or performing their obligations hereunder,
(iii) other than under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act") and the filing of articles of merger in connection with the Merger, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental or regulatory authority, agency, court, commission, body or other governmental entity (each, a "Governmental Entity") or third party, except for where the failure to obtain such consents, approvals or authorizations would not, individually or in the aggregate, (1) have a Material Adverse Effect on either Company or (2) prohibit Sellers from consummating the transactions contemplated hereby or performing their obligations hereunder; or (iv) create any Encumbrance upon any of the assets or properties of either Company other than such Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on such Company.

     Section 3.7 Commitments. (a) Schedule 3.7(a) sets forth a true and complete list, by Company, of contracts, agreements, understandings, arrangements or commitments of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("Commitments") of the following types to which (i) either Company is a party, (ii) any Seller is a party in connection with the business or operations of either Company, or (iii) either Company or its properties, or either Sellers' Company Common Stock may be bound or subject:

                    (i) Commitments for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business consistent with past practice, or for the grant of any option or preferential rights to purchase any such properties;

                    (ii) Commitments for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, providing for payments in excess of $10,000 in the aggregate;

                    (iii) Commitments relating to the acquisition by either Company of any operating business or the capital stock of any other Person that has not been consummated or that has been consummated but contains representations, covenants, guaranties, indemnities or other obligations that remain in effect;

                    (iv) Commitments relating to any Litigation (as defined in Section 3.14);

                    (v) Commitments relating to the lending or borrowing of money, including loan agreements, guarantees of any debt, obligation or other Liability of any Person, performance bonds, letters of credit, bankers acceptances and similar instruments or arrangements, and Commitments otherwise relating to Indebtedness;

                    (vi) Commitments under which either Company agrees to indemnify any Person;

                    (vii) Commitments containing covenants of either Company or any Employee or either Seller not to compete in any line of business or in any geographical area or with any Person, or to disclose certain information, or covenants of any other Person not to compete with either Company in any line of business or in any geographical area or disclose information concerning either Company;

                    (viii) Commitments pursuant to which either Company leases, subleases, licenses or otherwise has the right to use any real or personal property;

                    (ix) Commitments in respect of licenses or other Commitments relating to Proprietary Assets (as defined in Section 3.15(g)) and Commitments relating to retailer relationships, e-commerce relationships and advertising arrangements;

                    (x) Commitments in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

                    (xi) Commitments with any Governmental Entity, other than those arising in the ordinary course of business;

                    (xii) Commitments relating to general or special powers of attorney (whether as grantor or grantee);

                    (xiii) Commitments with any Employee, Seller, consultant or other Person relating to (A) non-disclosure, confidentiality, assignment of inventions, proprietary rights or non-competition agreements and (B) severance, bonus or similar arrangements that become operative in connection with or following the transactions contemplated hereby or otherwise;

                    (xiv) Commitments (other than those specified in any of clauses (i) through (xiii) of this clause (a)) which relate to or affect the business, operations or any of the assets or properties of either Company in any way, except those (A) which are specifically not required to be scheduled pursuant to the provisions of any of clauses
     (i) through (xiii) of this paragraph (a), (B) which are cancelable by the applicable Company on 90 days' or less notice without any penalty or other financial obligation and which involve payments of less than $10,000 in such 90-day period, or (C) which involve annual aggregate payments of $10,000 or less and whose term is one year or less; and, in the case of each of clauses (A), (B) and (C) above, are not material to such Company; and

                    (xv) Commitments currently in negotiation by either Company of a type which if entered into would be required to be listed on Schedule 3.7(a) or to be disclosed on any other Schedule hereto.

               (b) Except as set forth on Schedule 3.7(b), all of the Commitments referred to in the preceding paragraph (a) are valid, binding, in full force and effect and enforceable in accordance with their terms against the applicable Company or the applicable Seller (as the case may be), and, to the knowledge of any Seller, against the respective counterparties to such Commitments. Complete copies (or, if oral, full written descriptions) of all Commitments listed on Schedule 3.7(a) or required to be so listed, including all amendments thereto, and complete copies of all standard form Commitments used by either Company in the conduct of its businesses, have been delivered to Buyer. Except as set forth on Schedule 3.7(b), (i) there is no material breach, violation or default and no event which, with notice or lapse of time or both, would constitute a breach, violation or default by either Company or Sellers, or give rise to any Encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Commitment listed or required to be listed on
Schedule 3.7(a) and (ii) neither Company nor any Seller nor, to the knowledge of either Seller, any other party to any of the Commitments listed or required to be listed on Schedule 3.7(a) is in material arrears or breach in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Commitments and no waiver or indulgence has been granted by any of the parties thereto.

     Section 3.8 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 3.8, neither Company has any debts, liabilities or obligations (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") other than (a) Liabilities which are adequately reflected, or fully accrued or provided for on the Most Recent Balance Sheet of such Company (b) Liabilities arising under the Commitments listed on Schedule 3.7(a) relating to the performance of such Company's obligations thereunder (but in no case any Liabilities arising from the non-performance or breach thereof) or (c) Liabilities arising since the date of the Most Recent Balance Sheet of such Company in the ordinary course of business consistent (in amount and kind) with past practice which are not, individually or in the aggregate, material to such Company.

     Section 3.9 Absence of Certain Changes. Except as set forth on
Schedule 3.9, since the date of the Most Recent Balance Sheets: (i) the businesses of each Company have been conducted in the ordinary course consistent with past practice, and (ii) neither Company has (a) suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect (as defined in Section 9.3) on such Company; (b) suffered any damage, destruction or casualty loss to its physical properties (whether or not covered by insurance) which individually or in the aggregate has been or could reasonably be expected to be material to such Company; (c) been the subject of any threatened or commenced investigation by a Governmental Entity or Litigation; (d) except for fair consideration, in the ordinary course of business and consistent with past practice, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets; (e) made or committed to make any capital expenditure or commitment individually or in the aggregate in excess of $10,000; (f) made any change in any method of accounting or accounting practice; (g) increased any salaries, wages or employee benefits, paid any bonuses, or otherwise increased the compensation of any of its Employees, other than in the ordinary course of business and consistent with past practice; (h) declared, set aside or paid any dividends or made other distributions to any holder of its capital stock or other securities or redeemed or otherwise acquired any shares of its capital stock or other equity securities or issued or sold any additional shares of the capital stock of, or any other equity interests in, such Company, or securities convertible into or exchangeable for such shares or equity interests; (i) made any loan to or engaged in any other transaction with any officer, director, Employee, consultant or shareholder, other than advances to such persons in the ordinary course of business in connection with travel and other business-related expenses; or (j) agreed to take any action referred to in this Section 3.9(ii).

     Section 3.10 Brokers and Finders; Fees. Except for fees payable to Gerard Klauer Mattison & Co., Inc., which fees shall be paid solely by the Sellers, neither Company nor any Seller has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. Sellers have previously delivered to Buyer a full, accurate and unredacted copy of the Companies' engagement letter with Gerard Klauer Mattison & Co., Inc.

     Section 3.11 Real Estate. (a) "Owned Real Property" shall mean the real property owned by either Company, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of either Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing. Schedule 3.11(a) sets forth a list by Company of all Owned Real Property. With respect to each Company's Owned Real Property, (i) the applicable Company has good, valid and marketable title in fee simple to such Owned Real Property, free and clear of all Encumbrances except for (A) Encumbrances disclosed in Schedule 3.11(a), (B) liens for taxes not yet due and payable, and (C) Encumbrances that are not individually, or in the aggregate, material to such Company and are consistent with the use and intended use of the Owned Real Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase the Owned Real Property or any portion thereof or interest therein, (iii) there are no leases, subleases, licenses, options, rights, concessions or other agreements affecting any portion of the Owned Real Property, (iv) all existing water, sewer, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate in all material respects for the use, occupancy, operation and maintenance thereof, as currently conducted or currently exists, and (v) each Company has all rights of access necessary for ingress to and egress from its Owned Real Property from or to public streets.

               (b) "Leased Real Property" shall mean the real property leased or subleased by either Company, as tenant, together with, to the extent leased or subleased by either Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of either Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing. Schedule 3.11(b) sets forth, by Company, a list of all Leased Real Property. With respect to each Company's Leased Real Property, (i) the applicable Company has good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances, (ii) all existing water, sewer, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Leased Real Property are adequate in all material respects for the use, occupancy, operation and maintenance thereof, as currently conducted or currently exists, and (iii) such Company has all rights of access necessary for ingress to and egress from its Leased Real Property from or to public streets. Except as set forth on Schedule 3.11(b), (A) each such lease or sublease is legal, valid, binding and enforceable and in full force and effect and (B) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a breach or require any third party consent under any such lease or sublease.

               (c) Except as set forth on Schedule 3.11(c), (i) there are no pending or, to the knowledge of either Seller, threatened condemnation or eminent domain proceedings or their local equivalent with respect to the Owned Real Property or the Leased Real Property of either Company, (ii) the Owned Real Property, the use and occupancy thereof by the applicable Company and the conduct of its business thereon and therein do not violate in any material respect any deed restrictions, applicable Law consisting of building codes, zoning, subdivision or other land use or similar Laws the violation of which would adversely affect the use, value or occupancy of any such property or the conduct of such business thereon, (iii) there are not now nor have there ever been any material violations by either Company or Seller of any of the restrictions or Laws described in the foregoing clause (ii), and (iv) none of the structures or improvements on any of the Owned Real Property of either Company encroaches upon real property of another Person, and no structure or improvement of another Person encroaches upon any of the Owned Real Property or Leased Real Property, which would materially interfere with the use thereof in the ordinary course of business.

     Section 3.12 Sufficiency of Assets. The assets, rights, and properties owned, leased or licensed by each Company constitute all assets, rights, and properties used or held for use in, and necessary to, the conduct of each such business as presently conducted or proposed to be conducted.

     Section 3.13 Tangible Property. Except as set forth on Schedule 3.13, the buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related items and other tangible property that are required to properly operate the business of each Company or are individually or in the aggregate material to the business, financial condition, operations, results of operations or prospects of each such Company (the "Tangible Property") are in good operating condition and repair (normal wear and tear excepted), free of any material structural or engineering defects, are being maintained and replaced in accordance with past practice, and are suitable for their current uses. Each Company has good and marketable title to, or a valid leasehold interest in or contractual right to use, all of its Tangible Property, free and clear of all Encumbrances, except as disclosed in
Schedule 3.13.

     Section 3.14 Litigation and Orders. Except as set forth in Schedule 3.14, there is no claim, demand, notice, action, suit, proceeding, arbitration, investigation, audit, inquiry or hearing by or before any Governmental Entity or private arbitration tribunal ("Litigation") pending or, to the knowledge of either Seller, threatened against, affecting or involving either Company, or any of the respective rights or properties of either Company, or which seek to prevent or challenge the transactions contemplated hereby. There are no unsatisfied judgments against either Company or any consent decrees or other Orders to which either Company is subject or by which its assets or properties are bound.

     Section 3.15 Company Proprietary Assets. (a) Schedule 3.15(a)(i) sets forth, with respect to each Company Proprietary Asset registered with any Governmental Entity or for which an application has been filed with any Governmental Entity, (i) a statement identifying such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Schedule 3.15(a)(ii) identifies other Company Proprietary Assets owned by either Company, either Seller or any third party. Sellers do not reserve any Company Proprietary Assets for themselves. Schedule 3.15(a)(iii) identifies each Company Proprietary Asset licensed to either Company, either Seller or any third party by any Person (except for any Company Proprietary Asset that is licensed to either Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Company Proprietary Asset is being licensed to such Company, Seller or third party. Except as set forth on Schedule 3.15(a)(iv), each Company has good, valid and marketable title to all Company Proprietary Assets owned by such Company and identified on Schedules 3.15(a)(i) and 3.15(a)(ii), free and clear of all liens and other Encumbrances, and has a valid right to use all Company Proprietary Assets identified in Schedule 3.15(a)(iii). Except as set forth on Schedule 3.15(a)(v), neither Company, any Seller, nor any third party is obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth on Schedule 3.15(a)(vi), neither Company, any Seller, nor any third party has developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

               (b) Each Company and each Seller has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth on Schedule 3.15(b), neither Company nor any Seller, nor any third party has (other than pursuant to license agreements identified in Schedule 3.7(a)) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or
(ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

               (c) None of the Company Proprietary Assets infringes any Proprietary Asset (as defined in Section 3.15(g)) owned or used by any other Person. Neither Company nor any Seller is infringing, misappropriating or making any unlawful use of, and neither of such parties has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. No other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset. No Proprietary Asset owned or used by any other Person infringes or conflicts with any Company Proprietary Asset.

               (d) Except as set forth in Schedule 3.15(d), (i) each Company Proprietary Asset conforms in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by either Company or either Seller; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by either Company or any third party to any Person) does not conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided by either Company, by either Seller or such third party, and there is no valid legal basis for any such claim.

               (e) Except as set forth in Schedule 3.15(e), neither Company nor either Seller nor any third party has licensed any Company Proprietary Assets to any Person on an exclusive basis.

               (f) Except as set forth in Schedule 3.15(f), all current and former "freelancers" retained by each Company has executed and delivered to such Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the forms appended to Schedule 3.15.

               (g) For the purposes of this Agreement, the term "Company Proprietary Asset" shall mean any Proprietary Asset owned, licensed or otherwise held by either Company or either Seller or any third party and used in connection with the conduct of either Company's business; and the term "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, domain name, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, policy manuals and handbooks, franchise, system, computer software, computer program, invention, discovery, and idea (whether patentable or not), design, blueprint, engineering drawing, proprietary product, technology proprietary right or other intellectual property right or intangible asset; or (b) the right to use or exploit any of the foregoing.

               (h) Except as set forth on Schedule 3.15(h), each Company owns or has the right to use all Proprietary Assets necessary for the conduct of its business as currently conducted.

     Section 3.16 Year 2000 Compliance. (a) The Company Proprietary Assets are Year 2000 Compliant.

               (b) To Sellers' knowledge, the principal vendors of hardware and software and other Persons with whom either Company has material business relationships are Year 2000 Compliant to the extent affecting such Company and the hardware and software of such vendors or other Persons supplied to such Company are Year 2000 Compliant except in ways that will not adversely affect such Company.

               (c) For purposes of this Agreement, "Year 2000 Compliant" means that the Company Proprietary Assets, and the hardware used in connection with the Company Proprietary Assets will: (i) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; (iii) respond to two-digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

     Section 3.17 Taxes. (a) Except as set forth in Schedule 3.17:

                    (i) Each Company has duly filed all Tax Returns (as defined in Section 3.17(c)(ii)) required to have been filed by them in a timely manner (taking into account all lawful extensions of due dates), all of which Tax Returns are true and complete in all material respects;

                    (ii) all Taxes (as defined in Section 3.17(c)) required to have been paid by the Companies have been paid. Adequate reserves have been established in the Most Recent Balance Sheet of each Company for the payment of all Taxes of such Company that are attributable to the period ending on the date of the Most Recent Balance Sheet that are not yet due and payable; and adequate reserves have been or will be established in the books and records of each Company for the payment of all Taxes of such Company that are attributable to the period beginning after the date of the Most Recent Balance Sheet and ending on the Closing Date that are not yet due and payable;

                    (iii) each Company has complied with all applicable Laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws), and has, within the time and within the manner prescribed by Law, withheld and paid over to the proper Governmental Entities all amounts required to be withheld and paid over under all applicable Laws in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

                    (iv) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of either Company have been given by or on behalf of either Company;

                    (v) neither Company has requested an extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed;

                    (vi) for taxable years for which the applicable statute of limitations has not expired (A) there is no Litigation pending or, to the knowledge of either Seller, threatened, with respect to any Liability for Taxes for which either Company could be liable, (B) no taxing authority in a jurisdiction where either Company does not file Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction, (C) there are no Tax rulings, requests for rulings, or closing agreements relating to either Company which could affect the Liability for Taxes of either Company for any period (or portion of a period) after the date hereof, (D) any adjustment of Taxes of either Company made by the Internal Revenue Service (the "IRS") in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid, and (E) neither Company has agreed or is required to include in income any adjustment pursuant to
     Section 481 or 482 of the Code (or analogous provisions of foreign, state or local Law) which could affect the Liability for Taxes of such Company for any period (or portion of a period) after the date hereof, and the IRS (or other taxing authority) has not proposed, and, to the knowledge of either Seller, is not considering, any such adjustment which could have such an effect;

                    (vii) the states, territories and jurisdictions (whether foreign or domestic) in which either Company has filed income, franchise, sales and use Tax Returns are set forth in Schedule 3.17;

                    (viii) none of the assets of the Companies (A) is property that is required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, (B) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (C) directly or indirectly secures any debt the interest of which is tax exempt under Section 103(a) of the Code;

                    (ix) except as reflected as a liability for deferred Income Taxes on the applicable Most Recent Balance Sheet, as of the date thereof no item of income or gain reported by either Company for financial accounting purposes in any pre-Closing period is required to be included in taxable income for a post-Closing period;

                    (x) no power of attorney has been granted by or with respect to either Company with respect to any matter relating to Taxes;

                    (xi) all Tax deficiencies which have been claimed, proposed or assessed against either Company have been fully paid or finally settled;

                    (xii) neither Company has filed a consent pursuant to
     Section 341(f) of Code (or any predecessor provision);

                    (xiii) neither Company is obligated by any Commitment to indemnify any other Person with respect to Taxes; neither of the Companies is now or has ever been a party to or bound by any Commitment (including, without limitation, any arrangement required or permitted by applicable Law (including pursuant to Treasury Regulation
     Section 1.1502-6 or any analogous provision of state, local or foreign
     Law) and including any Tax sharing agreement) which (1) requires either Company to make any Tax payment to or for the account of any other Person, (2) affords any other Person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of either Company or
     (3) requires or permits the transfer or assignment of income, revenues, receipts or gains to either Company from any other Person;

                    (xiv) there are no Encumbrances with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of either Company (other than Encumbrances for Taxes not yet due);

               (b) The Sellers have previously delivered to Buyer complete and accurate copies of each of: (i) all audit reports, revenue agent's reports and other written assertions of deficiencies or other Liabilities for Taxes of either Company with respect to past periods for which the limitations period has not run, letter rulings and Technical Advice Memoranda relating to federal, state, local and foreign Taxes due from or with respect to either Company, (ii) all income Tax Returns filed by either Company since January 1, 1995 and (iii) any closing agreements entered into by either of the Companies with any taxing authority. Sellers will promptly deliver to Buyer all materials with respect to the foregoing for all matters arising after the date hereof.

               (c) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax, imposed by any Governmental Entity, and includes, without limitation, any taxes of another Person, including taxes owing under a contract, as transferee or successor, under Treas. Reg. ss. 1.1502-6 or analogous provision of state, foreign or local law or otherwise, (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax, and (iii) "Income Tax" or "Income Taxes" means any federal, state, local or foreign income, franchise or similar Tax and in each instance any interest, penalties or additions to tax attributable to such Tax.

     Section 3.18 Insurance. Schedule 3.18 sets forth a list of all policies or binders of fire, liability, product liability, workers compensation, vehicular and other insurance held by or on behalf of each Company, including the amounts of such insurance and annual premiums with respect thereto. Such policies and binders are in full force and effect. Each Company has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of such Company, and has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the activities of such Company, or any properties owned, occupied or controlled by it in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of such Company. There is no default with respect to any provision contained in any such policy or binder, nor has either Company failed to give any notice or present any claim under any such policy or binders in due and timely fashion. Except as set forth on Schedule 3.18, there are no outstanding claims by either Company in excess of normal retentions that are not covered under any such policies or binders and there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to either Company that is not covered by any of such policies or binders. No notice of cancellation or non-renewal of any such policies or binders has been received by either Company.

     Section 3.19 Employee Benefits. (a) Schedule 3.19(a) contains a true and complete list of each Company Employee Plan (as defined in Section 3.19(l)(i)) and each Employee Agreement (as defined in Section 3.19(l)(iii)). Neither Company has any plan or commitment to establish any new Company Employee Plan, to enter into any Employee Agreement or to modify or to terminate any Company Employee Plan or Employee Agreement.

               (b) Sellers have provided, or have caused to be provided, to Buyer current, accurate and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement, including, but not limited to (i) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Employee Plan or related trust; (ii) the most recent determination letter received from the IRS, if any, for each Company Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (iii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each of the Companies Benefit Plans; and (iv) all material communications to any Employee or Employees relating to each Company Employee Plan.

               (c) Each Company has performed all obligations required to be performed by it under each Company Employee Plan and Employee Agreement. Each Company Employee Plan has been established and maintained in accordance with its terms and all applicable Laws and Orders. No Company Employee Plan is a Pension Plan which is subject to Title IV of ERISA (as defined in Section 3.19(l)(v)), or a Multiemployer Plan (as defined in
Section 3.19(l)(vii)). There is no claim, demand, notice, action or suit pending or, to the knowledge of either Seller, threatened or anticipated (other than routine claims for benefits) with respect to any Company Employee Plan, Employee Agreement or any Employee (as defined in Section 3.19(l)(ii)) with respect to either Company or with respect to any such Employee's employment or engagement or former employment or engagement by either Company. Each Company Employee Plan can be amended, terminated or otherwise discontinued without Liability to either of the Companies. No Company Employee Plan is under audit, inquiry or investigation by the IRS, the Department of Labor, the PBGC (as defined in Section 3.19(l)(viii)) or other Governmental Entity, and to the knowledge of any Seller, no such audit, inquiry or investigation is threatened. No Liability under any Company Employee Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which either Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

               (d) Each Company Employee Plan intended to qualify under
Section 401 of the Code has been determined by the IRS to be so qualified and no circumstances exist which could adversely affect this qualification or exemption. No "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Company Employee Plan. No action or failure to act and no transaction or holding of any asset by, or with respect to, any Company Employee Plan has or may subject either Company or any fiduciary to any tax, penalty or other liability, whether by way of indemnity or otherwise.

               (e) Except as set forth on Schedule 3.19(e), neither Company maintains or contributes to any Company Employee Plan which provides, or has any Liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code and Sections 601 through 609 of ERISA.

               (f) The execution of, and performance of the transactions contemplated by, this Agreement will not (either individually, in the aggregate or upon the occurrence of any additional or subsequent events)
(i) constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration of benefits, forgiveness of indebtedness, vesting or distribution of benefits, increase in benefits or obligation to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of either of the Companies or Buyer to amend or terminate any Company Employee Plan. No payment or benefit which will or may be made by either of the Companies, Buyer, the Sellers or any of their respective Affiliates with respect to any Employee may be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. Except as expressly set forth in Schedule 3.19(f), no officer, director or Employee of either Company, nor any of the Sellers, is entitled to any "sale bonus payment," "retention payment," or any other payment or benefit in connection with, or as a result of, the transactions contemplated by this Agreement, and except as set forth on Schedule 3.19(f) and as shall be set forth on the Closing Certificate, such payments do not and will not exceed $172,500.

               (g) Each Company is in compliance with all applicable Laws (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment, wages and hours, withholding taxes, unemployment compensation and Social Security.

               (h) No work stoppage or labor strike against either Company by any Employee is pending or, to the knowledge of either Seller, threatened. Neither Company (i) is involved in or, to the knowledge of any Seller, threatened with any labor dispute, grievance, or Litigation relating to labor matters and (ii) is presently or has been in the past a party to, or bound by, any collective bargaining, union or similar Commitment, nor is any such Commitment currently being negotiated by either Company. No Employees are currently or while employed by either Company have ever been represented by any labor union with respect to their employment by either Company and to the knowledge of any Seller, no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or ongoing.

               (i) With respect to each Welfare Plan (as defined in Section 3.19(k)(ix)), all benefit claims incurred (including claims incurred but not reported) by Employees thereunder for which either Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears all risk of loss with respect to such claims;
(ii) covered under a contract with a health maintenance or similar organization (an "HMO") pursuant to which the HMO bears all Liability for such claims, or (iii) reflected as a Liability or accrued for on the applicable Most Recent Balance Sheet.

               (j) Neither Company has or has ever had an ERISA Affiliate (other than the other Company).

               (k) Except as set forth on Schedule 3.19(k), to the knowledge of any Seller, no key Employee has, or group of Employees have, any plans to terminate employment with either Company.

               (l) For purposes of this Agreement,

                    (i) "Company Employee Plan" shall mean each Employee Plan (other than an Employee Agreement) to which one or both of the Companies has or may have any Liability, contingent or otherwise.

                    (ii) "Employee" shall mean each current, former, or retired employee, officer, consultant, advisor, independent contractor, agent or director of either Company.

                    (iii) "Employee Agreement" shall mean each management, employment, severance, change of control, consulting, non-compete, confidentiality, or similar Commitment between either Company and any Employee pursuant to which either Company has or may have any Liability.

                    (iv) "Employee Plan" shall mean each plan, trust, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding.

                    (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all applicable rules and regulations thereunder.

                    (vi) "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with either Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with either Company under
     Section 414(o) of the Code, or is under "common control" with either Company, within the meaning of Section 4001(a)(14) of ERISA.

                    (vii) "Multiemployer Plan" shall mean any Employee Plan which is a "multiemployer plan," as defined in Section 3(37) or 4001(a)(3) of ERISA.

                    (viii) "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                    (ix) "Pension Plan" shall mean any of the Companies Benefit Plans (other than a Multi-Employer Plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. "Welfare Plan" shall mean each Company Employee Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

     Section 3.20 Personnel Information. Schedule 3.20 contains a list, by Company, of all Employees and independent contractors providing material services to either Company in connection with the operation of the business thereof and their current salaries.

     Section 3.21 Affiliate Relationships. Except as set forth on Schedule
3.21 and except for transactions solely between the Companies, no (i) officer, director or shareholder of either Company, (ii) spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the Persons described in clause (i), or (iii) trust, partnership or corporation in which any of the Persons described in clause (i) or (ii) has or has had a direct or indirect interest, (A) has or has had an interest in any entity which furnishes or sells or proposes to furnish or sell services or products to either Company, (B) has or has had any interest in any entity that purchases from or sells or furnishes to either Company any products or services, or (C) has or has had an interest in (including, without limitation, as a party to) any Commitment to which either Company is a party or which otherwise is required to be disclosed in Schedule 3.7(a); provided, that ownership of less than five percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.21.

     Section 3.22 No Termination of Business Relationship. Except as set forth on Schedule 3.22, none of the Persons with which either Company has a material business relationship has given notice or other indication of any intention to cancel or otherwise terminate a business relationship with such Company and, to the knowledge of any Seller, no event has occurred or failed to occur (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a business relationship.

     Section 3.23 Operating Data. On or prior to the date hereof, the Companies have delivered to the Buyer certain reports prepared with respect to the Companies' World Wide Web sites and computer gaming magazine, each as set forth on Schedule 3.23 (the "Performance Data"). The Performance Data consists of a report by Nielsen/Ipro relating to the Company's World Wide Web sites and a report by BPA. Neither Company nor any Seller has any financial or other interest in such entities. To the knowledge of the Companies or any Seller, the Performance Data accurately and fairly presents in all material respects the user traffic level and commerce activity on the Companies' World Wide Web sites and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Companies and Sellers specifically acknowledge that the accuracy of this representation is material to the Buyer's decision to enter into the transactions contemplated by this Agreement.

     Section 3.24 Investment Matters. The shares of Buyer Common Stock being acquired by each Seller pursuant to this Agreement are being acquired for such Seller's own account and for investment purposes only and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" law and such shares will not be sold or otherwise disposed of except in compliance with the Securities Act, or in reliance upon an exemption therefrom. Each Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the economic consequences of the investment in such shares.

     Section 3.25 Necessary Information. Each Seller believes he or she has received all the information he or she considers necessary or appropriate for deciding whether to purchase Buyer Common Stock. Each Seller further represents that he or she has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Buyer Common Stock and the business, properties, prospects and financial condition of Buyer.

     Section 3.26 Disclosure. No statement (including the representations, warranties and covenants) made by any Seller or Company contained in this Agreement, the Schedules and Exhibits to this Agreement, the Ancillary Documents, or certificates furnished or to be furnished to Buyer or a Merger Sub or representatives pursuant hereto constitutes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections contained in the Confidential Information Memorandum, dated August 1999, prepared on the Company's behalf by Gerard Klauer Mattison & Co., Inc. and any subsequent projections prepared by the Company provided to Buyer were prepared in good faith and at the time prepared there was a reasonable basis for such projections and the assumptions made in connection therewith. Except as set forth on Schedule 3.26, to the knowledge of any Seller, there has been no event or occurrence, with respect to either Company or the industries in which the Companies operate, since the date such projections were prepared that would cause either Company or Seller to believe that there is not a reasonable basis for such projections and the assumptions made in connection therewith.

     Section 3.27 Domain Names. No Internet Protocol ("IP") addresses or domain names owned or controlled by either Company have been blocked or are currently blocked by any third party or is ranked by a third party in such a manner that a user of such third party's website, software tool or Internet access account will be blocked from access, nor is either Seller aware of any threats to block or rank such IP addresses or domain names in such manner. The Companies (or any domain names or any IP address owned, controlled or used by either Company) are not currently and have not been on the Realtime Blackhole List or, to the knowledge of Sellers, any other similar list of rogue or blacklisted websites, nor is either Seller aware of any threats to place either Company (or any domain name or any IP address owned, controlled or used by either Company) on such lists.

     Section 3.28 User Agreements. Schedule 3.28 contains a list of agreements entered into with users of any of either Company's websites, the time periods they were deployed on such websites, the pages on which the user agreements were displayed, and the manner by which the agreement was formed (e.g., clickthrough). Neither Company or Seller is aware of any reason why any agreement (or any portion thereof) formed with users of such websites will not be fully enforced in all respects. Neither Company or Seller has provided any information to third parties in violation of such agreements.

     Section 3.29 Privacy Policies. Schedule 3.29 contains a list of privacy policies promised to users of either Company's websites, the time period they were deployed on either Company's website, the pages on which the policies were displayed, and the manner by which the policies were formed as agreements (e.g., clickthrough). Each Company and each Seller has complied in every respect with such privacy policies, and neither Company or Seller is aware of any circumstance by which users or third parties could assert with a valid legal basis that either Company has not complied with its privacy policies.

     Section 3.30 Liability for User Content. Schedule 3.30 contains a list and brief description of all written communications each Company and each Seller has received from any third party indicating that the third party had a valid legal basis to believe that such Company or Seller may be liable for user postings hosted in connection with the Company's website. There is no user generated content hosted in connection with either Company's website other than user postings.

     Section 3.31 Affiliates. Sellers are the only "affiliates" of either Company within the meaning of Rule 145 under the Securities Act.



                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to the Sellers as of the date of this Agreement and as of the Closing Date as follows:

     Section 4.1 Organization. Buyer and each Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of Buyer, and the State of Vermont, in the case of Merger Subs, and has the requisite corporate power and authority to carry on its business as it is now being conducted. Buyer and each Merger Sub is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer or either Merger Sub to perform its obligations under this Agreement.

     Section 4.2 Merger Subs' Operations. Each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any Liabilities other than in connection with the transactions contemplated hereby.

     Section 4.3 Authority. Buyer and each Merger Sub has the requisite right, power and authority to enter into this Agreement and any Ancillary Documents to which it is a party and to carry out its obligations hereunder and thereunder. This Agreement has been, and each Ancillary Document to which Buyer or any Merger Sub is a party will be, duly and validly executed and delivered by Buyer and such Merger Sub and constitute or will constitute, as the case may be, a valid and binding obligation of Buyer and such Merger Sub enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity. All corporate proceedings or other actions on the part of Buyer and each Merger Sub necessary to authorize this Agreement or any of the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby have been taken.

     Section 4.4 Capitalization; Title to Shares. The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock and 3,000,000 shares of preferred stock, $0.001 per share, of which 27,758,787 shares of Buyer Common Stock and no shares of preferred stock were issued and outstanding as of December 20, 1999. All the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in the Buyer SEC Reports (as defined in Section 4.7), there are no shares of capital stock of Buyer authorized and there are no outstanding subscriptions, options, warrants, rights, stock-based or stock-related awards or convertible or exchangeable securities or other agreements to which Buyer is a party of any character relating to, or obligating Buyer to issue, grant, award, transfer or sell, any issued or unissued shares of Buyer's capital stock or other securities of Buyer. Except as set forth in the Buyer SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Buyer is a party with respect to the voting of capital stock of Buyer. Buyer has full corporate power and authority to deliver shares of Buyer Common Stock to the Sellers pursuant to the Mergers and to transfer to the Sellers good and valid title to such shares.

     Section 4.5 Securities of Buyer. The shares of Buyer Common Stock to be issued pursuant to this Agreement have been duly authorized for issuance, and such securities, when issued and delivered to the Sellers, will be validly issued, fully paid and nonassessable.

     Section 4.6 Consents; No Violations. Except as set forth on Schedule 4.6, neither the execution, delivery or performance of this Agreement or the Ancillary Documents by Buyer nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of Buyer; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, (ii) any Order to which Buyer is subject or by which Buyer or any of its properties is bound or (iii) any Permit or Commitment of Buyer or to which Buyer or any of its properties is subject; (c) other than (i) under the H-S-R Act, (ii) pursuant to stock exchange rules, (iii) pursuant to Regulation D of the Securities Act, and (iv) the filing of articles of merger in connection with the Mergers, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or third party; or (d) create any Encumbrance upon any of the assets or properties of Buyer; except any such conflict, breach, violation, default, creation or requirement described in any of clause (a),
(b), (c) or (d) that would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement or the Ancillary Documents.

     Section 4.7 SEC Reports; Financial Statements. (a) Except as set forth on Schedule 4.7(a), Buyer has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the Securities and Exchange Commission (the "SEC") since November 12, 1998, including any amendments or supplements thereto (collectively as of the date hereof, "Buyer SEC Reports"). Except as set forth on Schedule 4.7(a), Buyer SEC Reports as of their respective filing dates (i) were in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements, including all related notes and schedules, contained in Buyer SEC Reports (or incorporated therein by reference) fairly present in all material respects, the consolidated financial position of Buyer and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Buyer and its consolidated subsidiaries for the respective periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that interim financial statements are subject to normal year-end adjustments which are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the Exchange Act.

     Section 4.8 Absence of Certain Changes. Since September 30, 1999, and except as set forth in the Buyer SEC Reports, there has not occurred any event which would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

     Section 4.9 Litigation. There is no Litigation pending or, to the knowledge of Buyer, threatened, against Buyer or any of its properties or assets, except for Litigation which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

     Section 4.10 Board Action. The Boards of Directors of Buyer and of each Merger Sub have approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the Mergers.

     Section 4.11 Brokers and Finders. Buyer has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     Section 4.12 Certain Tax Matters. Prior to the transaction, Buyer will be in "control" of each Merger Sub within the meaning of Section 368(c) of the Code. For such period of time and to such extent as is necessary in order for the Mergers to qualify as reorganizations under Section 368 of the Code, neither Company will issue additional Companies Common Stock that would result in Buyer losing control of either Company within the meaning of Section 368(c) of the Code. Buyer has no plan or intention to reacquire any of Buyer Common Stock issued in the Mergers. Buyer has no plan or intention to (i) liquidate either Company; (ii) merge either Company with and into another corporation; (iii) sell or otherwise dispose of the Companies Common Stock except for transfers of stock to corporations controlled by Buyer; or (iv) cause either Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Subs in the Mergers, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. For such period of time and to such extent as is necessary in order for the Mergers to qualify as reorganizations under Section 368 of the Code, each Company will continue its "historic business" or use a "significant portion of its historic business assets" in a business within the meaning of Treasury Regulation Section 1.368-1(d). Neither Buyer nor either Merger Sub is an "investment company" as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.



                                 ARTICLE V

                                 COVENANTS

     Section 5.1 No Solicitation. From the date of this Agreement until the Closing, neither Seller shall solicit, propose or facilitate (including by way of providing information regarding either Company or its businesses to any Person), directly or indirectly, any inquiries, offers or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any agreement or understanding in connection with any offer or proposal regarding, any purchase or other acquisition of all or any portion of either Company, the business or assets of either Company (other than the ordinary course of business sale of inventory or replacement of assets), or any of the equity securities (whether newly issued or currently outstanding) of either Company, or any merger, business combination or recapitalization involving either Company or its business; and Sellers shall cause the Companies and their respective Employees to refrain from engaging in any of the above activities that the Sellers are restricted from engaging in. The Sellers shall promptly notify Buyer orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such inquiries, offers or proposals, any amendments or revisions, and the identity of the Person making any of the foregoing), and shall keep Buyer promptly and fully informed of the status and terms thereof.

     Section 5.2 Interim Operations. (a) Unless Buyer otherwise agrees in writing and except as otherwise expressly contemplated by this Agreement, between the date of this Agreement and the Closing, the Sellers shall cause each Company to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and the current relationships of such Company with its respective customers, suppliers, advertisers, distributors and Employees and other Persons with which such Company has significant business relationships; (iii) use reasonable best efforts to maintain all of the material assets owned or used by such Company in the ordinary course of business consistent with past practice; (iv) continue capital expenditures substantially in accordance with the timing and amounts forecast for capital expenditures as set forth in the schedule of capital expenditures previously provided by Sellers to Buyer and attached hereto as Schedule 5.2; (v) maintain insurance in full force and effect substantially comparable in amount, scope and coverage to that in effect on the date of this Agreement; (vi) use reasonable best efforts to preserve the goodwill and ongoing operations of the business of such Company; (vii) maintain the books and records of such Company in the usual, regular and ordinary manner, on a basis consistent with past practice; (viii) perform and comply in all material respects with its Commitments; (ix) comply in all material respects with applicable Laws; and (x) regularly create electronic data back-ups of all electronically stored files.

               (b) Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing, the Sellers will cause each Company not to do any of the following without the prior written consent of Buyer:

                    (i) create any Encumbrance on any material properties or assets (whether tangible or intangible) of either Company;

                    (ii) (A) other than sales of inventory in the ordinary course of business consistent with past practice, sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any assets of either Company or (B) cancel any Indebtedness owed to either Company;

                    (iii) merge, consolidate or enter into any similar transaction with any Person;

                    (iv) other than in the ordinary course of business consistent with past practice, acquire any properties or assets (whether tangible or intangible) of any Person or acquire capital stock of or other equity interests in any Person;

                    (v) (A) issue, incur, create, assume or otherwise become liable for, or amend or modify the terms of, any Indebtedness,
     (B) assume, grant, guarantee or endorse, or make any other accommodation or arrangement making either Company responsible for, any Liabilities of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any Person or (D) repay any amounts owing under any Indebtedness (except in accordance with the terms thereof as in effect as of the date of this Agreement);

                    (vi) change any method of accounting or accounting practice used by either Company;

                    (vii) (A) enter into or adopt or amend any existing Commitment relating to severance, (B) enter into or adopt or amend any existing severance plan, (C) enter into or adopt or amend any Commitment with any Employee or with respect to any Company Employee Plan (including, without limitation, the plans, programs, agreements and arrangements referred to in Section 3.19), (D) grant any options or awards, or (E) grant any increases in compensation (except compensation increases associated with promotions and annual reviews in the ordinary course of business, which compensation increases shall be subject to the prior written approval of Buyer, which approval shall not be unreasonably withheld);

                    (viii) make any change in either Company's Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes or settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding, in each case without Buyer's express written consent thereto;

                    (ix) accelerate or delay the purchase of supplies or inventory, the shipment or sale of inventory, the collection of accounts or notes receivable or the payment of accounts or notes payable or accrued liabilities or expenses or otherwise operate the business of either Company, in each case, in a manner that would be inconsistent with such Company's ordinary course of business and consistent with past practice;

                    (x) except as would not be required to be disclosed under Section 3.21, engage in any transaction with any Seller or such Seller's spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of such Seller or any of the foregoing Persons, any trust, partnership, corporation or other Person in which such Seller or any of the foregoing Persons has or has had a direct or indirect material interest;

                    (xi) enter into, modify, terminate, amend, or waive, release or assign any rights or claims with respect to any Commitment other than in the ordinary course of business consistent with past practice;

                    (xii) allow the lapse of any rights of ownership or use by either Company of any Company Proprietary Asset;

                    (xiii) repurchase, redeem or otherwise acquire or exchange any shares of Company C Common Stock or Company S Common Stock, issue or sell any additional shares of the capital stock of, or other equity interests in, either Company, or issue or sell any securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

                    (xiv) amend either Company's articles of incorporation or by-laws or equivalent organizational documents of such Company;

                    (xv) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) on the Companies Common Stock;

                    (xvi) take any action that is reasonably likely to result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect as of the Closing Date; or

                    (xvii) agree to take any of the actions referred to in this Section 5.2(b).

               (c) Between the date of this Agreement and the Closing, neither Seller shall sell, assign, pledge, encumber or otherwise transfer in any manner, or grant any options or other rights with respect to, shares of any Company C Common Stock or Company S Common Stock. Sellers hereby waive any dissenters' rights they may have under the VBCA in connection with the Mergers and agree not to dissent or demand payment with respect to their shares of Company C Common Stock or Company S Common Stock under the VBCA in connection with the Mergers.

     Section 5.3 Tax Provisions. All transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties, interest, additions to tax, and costs and expenses relating to such Taxes) incurred in connection with the Mergers shall be borne by the Sellers. The Sellers, at their own expense, shall file all necessary Tax Returns and other documentation with respect to all such transfer, transfer gains, documentary, sales, use, stamp, registration and other Taxes and fees. The Surviving Corporations shall cooperate with the Sellers in the preparation of such Tax Returns. The Buyer shall report, and shall cause its affiliates to report each Merger as a reorganization under
Section 368(a)(1)(A) and (a)(2)(E) of the Code, including filing the information and retaining the records required under Treasury Regulation
Section 1.368-3.

     Section 5.4 Access and Information. (a) From the date hereof until the Closing, the Sellers shall, and shall cause the Companies and their respective Employees to, afford to Buyer and its officers, directors, employees, counsel, accountants, advisors, representatives and agents access to the officers, Employees, agents, customers, suppliers, properties and offices and other facilities of the Companies, and to the Companies' books and records (including, without limitation, Tax Returns and work papers of the Companies' accountants) and Commitments, and shall furnish Buyer and such others all financial, operating, technical and other data and information which Buyer, through its officers, directors, employees, counsel, accountants, advisors, representatives or agents, may from time to time reasonably request.

               (b) In connection with the continuing operation of the businesses of the Companies between the date of this Agreement and the Closing, the Sellers shall, and Sellers shall cause the Companies to, consult in good faith on a regular and frequent basis with representatives of Buyer to report material operational developments and the general status of ongoing operations. The Sellers acknowledge that any such consultation shall not constitute a waiver by Buyer of any rights it may have under this Agreement and that Buyer shall not have any Liability or responsibility for any actions of the Companies or any of their respective officers, directors, Employees, agents or Affiliates with respect to matters which are the subject of such consultations.

     Section 5.5 Consents. The Parties agree to cooperate in obtaining, as promptly as practicable, any consents of any third parties necessary or desirable from any Party in connection with the transactions contemplated hereunder (each, a "Consent"), including, but not limited to, consents for the items listed on Exhibit D. The Parties agree that in the event such a Consent is not obtained prior to the Closing and the Closing occurs, the Sellers will, subsequent to the Closing, cooperate with Buyer and the Companies in attempting to obtain the Consent.

     Section 5.6 Reasonable Efforts. Subject to the terms and conditions in this Agreement, each of the Parties shall use reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby and to cause the conditions to the transactions contemplated hereby to be satisfied including but not limited to promptly providing all relevant information and signatures needed for all filings pursuant to the H-S-R Act; provided, however, that nothing herein shall be interpreted to require Buyer to agree to divest, hold separate or otherwise restrict the operation of any of its or its Affiliates' assets or businesses.

     Section 5.7 Notice. During the period from the date hereof to the Closing, each Party shall give prompt written notice to the other Parties of (a) the occurrence, or failure to occur, of any event which occurrence or failure would cause or be likely to cause any representation or warranty of the Party giving notice contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (b) any failure of the Party giving notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the Parties receiving notice, or modify in any way any disclosure made in this Agreement or the Schedules or Exhibits hereto.

     Section 5.8 Non-Competition Agreement. Each of the Sellers agrees that
(a) for a period of three years immediately following the Closing, such Seller shall not, without the prior written consent of Buyer, directly or indirectly, engage in any Competitive Activity (as defined below) anywhere in the world (including, without limitation, anywhere in the United States of America and Canada), and (b) for a period of three years following the Closing it shall not, without the prior written consent of Buyer, directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, or hire, any Employee of either Company. The Parties acknowledge and agree that (w) the Sellers will receive substantial and valuable benefits under this Agreement in consideration of the covenants and agreements of the Sellers set forth in this Section 5.8, (x) Buyer would not have executed and delivered this Agreement, or agreed to consummate the transactions contemplated hereby upon the terms and conditions set forth in this Agreement, if the Sellers had not entered into the covenants and agreements set forth in this Section 5.8, (y) the Parties intend that such agreements and covenants be enforceable and that it would be grossly inequitable if a court or judicial tribunal were to not enforce such covenants and agreements to the fullest extent provided herein, and (z) the geographical scope of this Section 5.8 is necessary because Competitive Activities can be conducted from virtually any location in the world due to the fact that the businesses of the Companies are conducted on and through the Internet and because the Companies operate on the Internet, the goodwill associated with the Companies has spread throughout the world. "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 5% of the particular class of interests then outstanding or 5% of the voting power for the election of directors) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which a Seller owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to such Seller, such portion determined by applying the percentage of the equity interest in such entity owned by such Seller to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of either Company; or (iv) employment by (including serving as an officer of), or providing consulting services to, any Competitor, where such Seller is directly or indirectly engaged in the sale of computer games or the publishing of video game news, reviews, previews and tips. "Competitor" shall mean any Person that is engaged in the retail sale of video and/or computer games over the Internet and/or by catalogue, and/or the writing, distribution and/or publication of computer or video game news, reviews, previews and tips, whether in print or online, without regard to size, or is engaged in owning, operating or acquiring directly or indirectly (through a corporation, trust, partnership or other Person) one or more entities engaged in a business similar to the Companies' businesses, without regard to size. If any restriction set forth in this Section 5.8 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     Section 5.9 Further Assurances. After the Closing, each of the Parties will, at the request of any other Party (a "Requesting Party"), execute, acknowledge and deliver to such Requesting Party all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as a Requesting Party may reasonably request to consummate the transactions contemplated hereby.

     Section 5.10 Obligations of the Sellers. Each of the Sellers agrees to cause the Companies to perform each of their covenants and agreements contained in this Agreement and the Ancillary Documents to be performed prior to or at the Effective Time, and to be responsible for any breach by the Companies thereof. The Sellers agree that all of the obligations of the Sellers hereunder shall be joint and several.

     Section 5.11 Confidentiality. Each of the Sellers agrees that no Seller will disclose any Confidential Information after the date hereof to any third party. "Confidential Information" shall mean any information relating to the Companies or Buyer which is in the possession of either Seller on the date hereof or on the Closing Date, other than information which is or becomes available to the public (other than as a result of the disclosure by such Sellers of such information in contravention of the covenants set forth in this Section 5.11). The covenants and agreements contained in this Section 5.11 shall expire on the fifth anniversary of the Closing Date.

     Section 5.12 Affiliates. To the extent not already delivered to Buyer, each Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Buyer, as promptly as practicable after the date hereof but in no event later than the Closing, from each Seller a letter substantially in the form attached as Exhibit E (the "Affiliates Letter").

     Section 5.13 Consulting Agreements. Sellers shall enter into
Consulting Agreements with the Companies in the form attached as Exhibit F.

     Section 5.14 Proprietary Assets. Prior to Closing, each Seller shall convey, or cause to be conveyed, any Proprietary Assets owned by him or her or his or her Affiliates, or any third party, and listed or required to be listed on Schedule 3.15(h) to one of the Companies. To the extent necessary or desirable, and as may be requested by Buyer, each of the Sellers shall execute an Assignment of Trademarks, Trade Names and Service Marks in the form attached hereto as Exhibit G and an Assignment of Copyrights in the form attached hereto as Exhibit H.

     Section 5.15 Indebtedness. Prior to Closing, Sellers shall cause each Company to discharge fully all Indebtedness, other than the Permitted Indebtedness.

     Section 5.16 December Balance Sheet. Sellers shall deliver the December Balance Sheet and the related statements of income to Buyer no later than thirty days after the Closing Date.

     Section 5.17 401(k) Plan. Buyer and Sellers agree to use their reasonable best efforts to terminate the Chips & Bits, Inc. Incentive Savings Plan as soon as reasonably possible but in any event during the term of either Sellers' employment with either Company.

     Section 5.18 Assignment of Proprietary Assets. Sellers shall use reasonable efforts to cause each of the persons listed on Schedule 5.18, as the case may be supplemented prior to Closing by agreement of the Parties, to execute and deliver to Buyer at Closing an assignment of Proprietary Assets in the form attached as Exhibit I hereto with respect to those Proprietary Assets listed or required to be listed on Schedule 3.15(h).

     Section 5.19 Employment Arrangements. Sellers shall use reasonable efforts to cause the Employees listed on Schedule 5.19, as may be supplemented prior to Closing by agreement of the Parties, to enter into employment arrangements with the Surviving Corporation on terms reasonably satisfactory to Buyer.



                                 ARTICLE VI

                                 CONDITIONS

     Section 6.1 Conditions to Obligations of Buyer and Merger Subs. The obligations of Buyer and Merger Subs to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

               (a) Representations and Warranties. Each representation and warranty of the Sellers contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality or knowledge qualifications included in such representations and warranties), when made and on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as at the Closing Date.

               (b) Agreements and Covenants; Deliveries. Each Seller shall have performed in all material respects each agreement and covenant required by this Agreement to be performed by them as of or before the Closing Date and shall have made each of the deliveries to Buyer and Merger Subs contemplated by Section 2.6.

               (c) Certificates. Buyer shall have received a certificate jointly executed by the Sellers certifying that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

               (d) Consents. The waiting period applicable to the consummation of the Mergers under the H-S-R Act shall have expired or been terminated and all Consents for the items listed on Exhibit D shall have been received. Additionally, all other Consents necessary or desirable in connection with any item disclosed or required to be disclosed pursuant to clauses (ii)(z), (iii) or (iv) of Section 3.6 shall have been obtained or given.

               (e) No Prohibitions. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Buyer or either Merger Sub from consummating the transactions contemplated hereby.

               (f) No Material Adverse Change. Neither Company shall have suffered any change which has had or would reasonably be expected to have a Material Adverse Effect on such Company or would impose any restrictions on such Company that would materially interfere with the ability of Buyer to operate such Company as is currently contemplated.

               (g) Blue Sky Approvals. Buyer shall have obtained all necessary blue sky approvals for the issuance of the Buyer Common Stock pursuant to the transactions contemplated hereby.

               (h) Escrow Agreement. Each of the Sellers and the Escrow Agent shall have duly executed and delivered the Escrow Agreement (as defined in Section 8.4.)

               (i) Trademarks and Copyrights. If required by Buyer, each of the Sellers shall have executed and delivered an Assignment of Trademarks, Trade Names and Service Marks in the form attached hereto as Exhibit G and an Assignment of Copyrights in the form attached hereto as Exhibit H.

               (j) Proprietary Assets. Each Seller shall have executed and delivered an assignment of Proprietary Assets in the form attached as
Exhibit I hereto with respect to those Proprietary Assets listed or required to be listed on Schedule 3.15(h).

               (k) Affiliates Letters. Buyer shall have received an Affiliates Letter from each Person identified as an affiliate of either Company pursuant to Section 5.15.

               (l) FIRPTA Certificate. Each Seller shall furnish to Buyer, on or before the Closing Date, a statement in the form required by Section 1445 of the Code and the regulations thereunder that such Seller is not a "foreign person" within the meaning of those provisions.

               (m) Working Capital Certificate. Buyer shall have received a certificate executed by Sellers and the chief executive officer and the chief financial officer of each Company certifying that the combined Working Capital deficit of Company C and Company S does not exceed $202,626.

               (n) Bonus Payments. James D. McDowell and Russ Hoefer shall have each agreed, by instrument reasonably satisfactory to Buyer, that any Bonus Payments owed or payable to him shall be paid in Buyer Common Stock.

               (o) Consulting Agreements. Each Seller shall have entered into a Consulting Agreement with the Companies in the form attached as Exhibit F.

               (p) Broker's Fees. Sellers shall have paid all broker or finders fees, including, but not limited to, fees payable to Gerald Klauer Mattison & Co., Inc., and shall have delivered to Buyer such supporting documentation in respect of the foregoing as may reasonably be requested by Buyer.

     Section 6.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver as of or prior to the Closing Date of each of the following conditions:

               (a) Representations and Warranties. Each representation and warranty of Buyer and each Merger Sub contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality or knowledge qualifications included in such representations and warranties) when made and on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date.

               (b) Agreements and Covenants; Deliveries. Buyer and each Merger Sub shall have performed in all material respects each of its agreements and covenants required by this Agreement to be performed by them as of or before the Closing Date and shall have made each of the deliveries to the Sellers contemplated by Section 2.6.

               (c) Certificates. The Sellers shall have received a certificate of Buyer certifying that the conditions set forth in paragraphs
(a) and (b) above have been satisfied.

               (d) Consents. The waiting period applicable to the consummation of the Mergers under the H-S-R Act shall have expired or been terminated.

               (e) No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits either Company or either Seller from consummating the transactions contemplated hereby.

               (f) Escrow Agreement. Buyer and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

               (g) Registration Rights Agreement. Buyer shall have duly executed and delivered the Registration Rights Agreement.

               (h) Release. Sellers shall have been released from those certain guarantees made by Sellers in favor of Howard Bank, N.A.



                                ARTICLE VII

                                TERMINATION

     Section 7.1 Termination. This Agreement may be terminated at any time before the Closing (except as otherwise provided) as follows:

               (a) by mutual written consent of each of Buyer, the Companies and the Sellers;

               (b) by either the Sellers or Buyer, if the Closing Date shall not have occurred on or before February 15, 2000 (the "Termination Date");

               (c) by either Sellers, on the one hand, or Buyer, on the other hand, if there shall have been a breach by the other (or in the case of Buyer, a breach by either Company) of any of its (x) representations or warranties contained in this Agreement, which breach would or is likely to result in the failure to satisfy one or more of the conditions set forth in
Section 6.1(a) (in the case of a breach by the Sellers) or Section 6.2(a) (in the case of a breach by Buyer), or (y) covenants or agreements contained in this Agreement, which breach would or is likely to result in the failure to satisfy one or more of the conditions set forth in Section 6.1(b) (in the case of a breach by the Sellers) or Section 6.2(b) (in the case of a breach by Buyer), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured after notice thereof and a ten (10) day opportunity to cure shall have been given to the Party alleged to be in breach; or

               (d) without limiting the generality of clause (c), by Buyer, if either Company suffers any Material Adverse Effect as a result of the change in calendar year from 1999 to 2000.



                                ARTICLE VIII

                              INDEMNIFICATION

     Section 8.1 Survival. The representations and warranties of the Parties contained herein or in any Ancillary Document shall survive, together with any associated right of indemnification, for eighteen months following the Closing Date, except that the representations and warranties set forth in Sections 3.5(b) (environmental), 3.17 (taxes) and 3.19 (employee benefits) shall survive until 30 days following the expiration of the applicable statute of limitations (including any extensions thereof) and the representations and warranties set forth in Section 3.3 (capitalization; title to shares) shall not expire. After the expiration of such periods, any claim by a Party based upon any such representation or warranty shall be of no further force and effect, except to the extent a Party has asserted a claim in accordance with this Article VIII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim, together with any associated right of indemnification, relates, shall survive with respect to such claim until such claim is resolved as provided in this Article VIII. All covenants and agreements of the Parties shall survive the Closing until performed in accordance with their terms.

     Section 8.2 Indemnification by Buyer. (a) From and after the Closing Date, Buyer shall indemnify, defend and hold harmless the Sellers and their Affiliates (collectively, the "Seller Indemnified Group") from and against any and all Liabilities, losses, damages, penalties, claims (including third-party claims, whether or not meritorious), costs, interest, judgments, fines, amounts paid in settlement and expenses (including, without limitation, reasonable attorney's fees, whether incurred in connection with a claim for indemnification hereunder or in connection with any third party claim) (collectively, "Losses") incurred or suffered by any member of the Seller Indemnified Group based upon, resulting from or arising out of (i) the breach of any representation or warranty of Buyer contained in this Agreement or any of the Ancillary Documents or (ii) the breach of any covenant or agreement of Buyer contained in this Agreement or any of the Ancillary Documents.

               (b) Buyer's indemnification obligations pursuant to Section 8.2(a)(i) shall be effective only after the amount of Losses, in the aggregate, incurred by the Seller Indemnified Group exceeds $100,000 and if such aggregate liabilities exceed $100,000, Buyer shall be liable for all such Losses, subject to the following sentence. The maximum amount recoverable by the Seller Indemnified Group, in the aggregate, under
Section 8.2(a)(i) shall be the aggregate number of shares of Buyer Common Stock to be issued in connection with the Mergers. Buyer shall make indemnification payments pursuant to this Section 8.2 in the form of Buyer Common Stock, and any such shares shall be valued at the average of the last quoted sales price of a share of Buyer Common Stock on the Nasdaq National Market over the five trading days immediately preceding the date of such indemnification payments.

     Section 8.3 Indemnification by the Sellers. (a) From and after the Closing Date, the Sellers, jointly and severally, shall indemnify, defend and hold harmless Buyer, Merger Subs and the Surviving Corporations and each of their respective Affiliates, officers, directors, employees, members, agents, successors, transferees and assigns (other than Sellers) (collectively, "Buyer Indemnified Group") from and against any and all Losses incurred or suffered by any member of Buyer Indemnified Group based upon, resulting from or arising out of (i) the breach of any representation or warranty of any of the Sellers or any Company contained in this Agreement or any of the Ancillary Documents, (ii) the breach of any covenant or agreement of any of the Sellers or any Company contained in this Agreement or any of the Ancillary Documents, (iii) any inaccuracies in the Closing Certificate, and (iv) any claims relating to shares of capital stock issued, and warrants, options or other equity awards granted, by either Company.

               (b) The Sellers' indemnification obligations pursuant to
Section 8.3(a)(i) shall be effective only after the amount of Losses, in the aggregate, incurred by Buyer Indemnified Group exceeds $100,000 (the "Basket") and if such aggregate liabilities exceed the Basket, the Sellers shall be liable for the dollar value of all of such Losses. The Basket shall not be applicable to any breach of the representations and warranties in Section 3.3 (capitalization; title to shares), 3.4(d) (Indebtedness), 3.4(e) (Working Capital), 3.5(b) (environmental), 3.10 (brokers), 3.17 (taxes) and 3.19 (employee benefits). The maximum amount recoverable under
Section 8.3(a)(i) from the Sellers, in the aggregate, shall be an amount equal to the product of (1) the aggregate number of shares of Buyer Common Stock issued or issuable in connection with the Merger, multiplied by (2) the Reference Share Price; provided, however, Losses arising as a result of breaches of the representations and warranties in Section 3.3 (capitalization; title to shares), 3.4(d) (Indebtedness), 3.4(e) (Working Capital), 3.5(b) (environmental), 3.15 (Company Proprietary Assets), 3.17 (taxes) and 3.19 (employee benefits) shall not be limited by this sentence and shall not be included in the calculation of amounts recoverable for purposes of calculating whether such maximum has been reached. Sellers shall make indemnification payments for any breach of the representations and warranties in Section 3.4(e) and 3.10 in cash; provided, however, that any payments made in connection with a breach of the representations and warranties in Section 3.4(e) shall be reduced by the amount actually offset against fees payable pursuant to the Consulting Agreements entered into by and between Sellers and Merger Subs pursuant to Section 6.1(q).

               (c) The materiality qualifications included in the representations and warranties set forth in Article III shall have no effect on any provisions in this Section 8.3 concerning the indemnities of the Sellers with respect to such representations and warranties, each of which is given as though there were no materiality qualification for purposes of such indemnities.

     Section 8.4 Escrow. (a) The number of shares of Buyer Common Stock to be delivered to the Sellers any time at or following the Closing pursuant to Sections 2.1, 2.5 and 2.6(c) shall be reduced by that percentage specified in the third Whereas clause of the Escrow Agreement and the shares representing such reduction (the "Escrowed Shares") shall be deposited with the escrow agent (the "Escrow Agent") and held in escrow pursuant to an Escrow Agreement in the form attached as Exhibit J hereto (the "Escrow Agreement"). For such period of time that the Escrowed Shares are held in escrow, the Sellers shall have all rights with respect to the voting of such shares in connection with all matters coming before a vote of the holders of Buyer Common Stock.

               (b) Any claim by a member of Buyer Indemnified Group for indemnification against the Sellers shall be satisfied by recourse to the Escrowed Shares until such time as the aggregate amount of Losses exceed the aggregate value of the remaining Escrowed Shares, and thereafter by recourse directly to Sellers. Any claim by a member of Buyer Indemnified Group for indemnification shall be made by giving written notice in accordance with the terms of Section 8.5. In the event that the Escrow Agent releases Escrowed Shares in satisfaction of a claim pursuant to the terms of the Escrow Agreement, the Escrow Agent shall release to the member of Buyer Indemnified Group Escrowed Shares, as applicable, having an aggregate value (based on the average of the last quoted sales prices of the shares of Buyer Common Stock on the Nasdaq National Market over the five trading days immediately preceding the date such Escrow Shares are so released) equal to the Losses under such claim, subject, in the case of Escrowed Shares to be released to Buyer, to applicable laws, stock exchange regulations and contractual constraints. Buyer shall thereupon hold in treasury such released shares and, if the member of Buyer Indemnified Group with respect to such Losses is not Buyer, pay or cause to be paid such Losses to such member of Buyer Indemnified Group.

     Section 8.5 Indemnification Procedure. (a) The party seeking indemnification under this Agreement (the "Indemnified Party") shall promptly notify the Party from whom indemnification is being sought (the "Indemnifying Party") (or, if indemnification is sought pursuant to the Escrow Agreement, the Sellers and the Escrow Agent) of the facts and circumstances upon which the Indemnified Party intends to base a claim for indemnification hereunder ("Notices"). Notice shall in all events be considered prompt if given (1) no later than 15 days after the Indemnified Party learns of the facts upon which it will claim such indemnification or
(2) if earlier, in sufficient time to allow the Indemnifying Party to exercise its rights pursuant to this Article VIII; provided, however, that the failure to provide such Notice of claims promptly (so long as a notice of claims is given before the date on which the applicable representation or warranty has ceased to survive) shall not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, at its own cost, to participate jointly in the defense of any third-party claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party has claimed indemnification hereunder, and may elect (the "Election") to take over the defense of such claim within 10 business days following Notice thereof upon its written unconditional acknowledgment of its obligation to indemnify the Indemnified Party with respect to such claim. Notwithstanding the foregoing, Buyer shall be permitted, at its option, to require that the Sellers shall not take over the defense of any claim brought against any member of Buyer Indemnified Group by any Person with which Buyer has a material business relationship, which material business relationship predates this Agreement, and upon exercise of such option such member of Buyer Indemnified Group shall defend such claim, subject to the following conditions: (i) the Sellers shall be entitled, in their discretion and at their expense, to engage counsel and to participate in any discussions, meetings, negotiations and other communications which may be held or conducted between such member of Buyer Indemnified Group and such customer or supplier, or their respective counsels, with respect to such claim; (ii) such member of Buyer Indemnified Group shall consult with the Sellers before making or communicating to such customer or supplier, or its counsel, any decisions concerning such member's strategy or position with respect to the defense of such claim; and (iii) such member of Buyer Indemnified Group shall not settle or otherwise dispose of such claim without the consent of the Sellers (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party makes an Election, (x) it shall keep the Indemnified Party informed as to the status of the applicable matter and shall send promptly copies of all pleadings to the Indemnified Party, (y) shall not settle or otherwise dispose of any claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), and (z) the Indemnified Party shall have the right to participate jointly in the defense of such claim, but shall do so at its own cost not subject to reimbursement. If the Indemnifying Party does not elect to take over the defense of a third-party claim, the Indemnified Party shall have the right to contest, compromise or settle such claim in the exercise of its reasonable judgment.

               (b) Notwithstanding any provision of this Article VIII to the contrary, with respect to any third-party claim or demand that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if the Indemnified Party receives and certifies to the Indemnified Party that it has received advice of counsel to the effect that there exist sufficient conflicts that make it reasonably necessary or appropriate for separate counsel to represent the Indemnified Party and the Indemnifying Party.



                                 ARTICLE IX

                               MISCELLANEOUS

     Section 9.1 Public Announcements. No Party shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the Sellers and Buyer, except as may be required by Laws or the rules of the Nasdaq National Market or any exchange on which securities of Buyer are listed or traded.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmations of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or
(c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (a)   if to any Sellers:

                          Yale Brozen
                          P.O. Box 171
                          Rochester, VT 05767

                          and

                          Christine Brozen
                          P.O. Box 171
                          Rochester, VT 05767


                          with a copy to:

                          Loeb & Loeb LLP
                          345 Park Avenue
                          New York, NY  10154
                          Attention:      David C. Fischer, Esq.
                          Telecopy No.:   (212) 407-4990

                    (b)   if to Buyer:

                          theglobe.com, inc.
                          120 Broadway, 22nd floor
                          New York, N.Y. 10271
                          Attention:      Richard Mass, Esq., General Counsel
                          Telecopy No.:   (212) 962-6050

                          with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          One New York Plaza
                          New York, New York  10004
                          Attention:      Valerie Ford Jacob, Esq.
                                          Jeffrey Bagner, Esq.
                          Telecopy No.:   (212) 859-4000

     Section 9.3 Certain Definitions; Certain Interpretations. (a) For purposes of this Agreement, the following terms shall have the following meanings:

                    "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. Each Company shall be deemed to be an Affiliate of the Sellers before the Effective Time and an Affiliate of Buyer after the Effective Time.

                    "Ancillary Documents" shall mean all Commitments, certificates and other documents delivered simultaneously with this Agreement or to be delivered at the Closing in connection with the transactions contemplated hereby including, without limitation, the Registration Rights Agreement and the Escrow Agreement.

                    "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                    "material" with respect to a Person shall mean any event, change or effect that is or would be material to the condition (financial or otherwise), assets, liabilities, operations, results of operations, prospects or properties of such Person.

                    "Material Adverse Effect" with respect to a Person shall mean any event, change or effect that is or would be materially adverse to the condition (financial or otherwise), assets, liabilities, business, operations, results of operations, prospects or properties of such Person.

                    "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

                    "Working Capital" with respect to either Company shall mean (i) all current assets of such Company as of the Closing Date determined in accordance with GAAP minus (ii) all current liabilities (excluding the current portion of Permitted Indebtedness with respect to such Company) of such Company as of the Closing Date determined in accordance with GAAP.

               (b) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation" if such words are not already present. The words "to the knowledge of the Companies" and words of similar import shall mean the knowledge of Sellers.

               (c) All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

               (d) All accounting terms used herein that are not expressly defined in this Agreement shall have the respective meanings given them in accordance with generally accepted accounting principals, as in effect from time to time.

     Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and does not and is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

     Section 9.7 Assignment. Except as otherwise set forth herein, this Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties; provided, Buyer may assign its rights hereunder to one or more of its Affiliates.

     Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, provided that the provisions hereof governed by provisions of the VBCA shall be governed by the applicable provisions thereof. Each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America each located in the Borough of Manhattan in the City of New York for any Litigation arising out of or relating to this Agreement or the Mergers or any of the other transactions contemplated hereby (and agrees not to commence any Litigation relating hereto except in these courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the Mergers or any of the other transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan in the City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any Litigation arising out of or relating to this Agreement, the Mergers or any of the other transactions contemplated hereby or thereby.

     Section 9.9 Transaction Costs. All Transaction Costs, other than the fees and expenses of Loeb & Loeb LLP incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Sellers. "Transaction Costs" shall mean all fees and expenses of financial, legal, accounting and other advisors retained by the Companies and Sellers and all other out-of-pocket costs of the Companies and Sellers incurred directly in connection with this Agreement and the transactions contemplated hereby.

     Section 9.10 Amendments. This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Buyer, Sellers and each Company and only in accordance with the provisions of applicable Law.

     Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.12 Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, but only to the extent that such disclosure is sufficient to identify the section to which such disclosure is responsive.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                            THEGLOBE.COM, INC.

                                            By:
                                               ---------------------------
                                                Name:
                                                Title:



                                            CHIPS & BITS, INC.

                                            By:
                                               ---------------------------
                                                Name:
                                                Title:



                                            STRATEGY PLUS, INC.

                                            By:
                                               ---------------------------
                                                Name:
                                                Title:



                                            CB ACQUISITION CORP.

                                             By:
                                               ---------------------------
                                                Name:
                                                Title:



                                            SP ACQUISITION CORP.

                                            By:
                                               ---------------------------
                                                Name:
                                                Title:



                                            YALE BROZEN




                                            ------------------------------




                                            CHRISTINA BROZEN




                                            ------------------------------

                                SCHEDULE 2.5
                                ------------

Performance:           2000 Revenues equal 100% or greater of 1999 Revenues
------------

"1999 Revenues" means the combined revenues for the Companies for the 1999 calendar year based upon each Company's audited statement of income for the twelve months ended December 31, 1999.

"2000 Revenues" means the combined revenues for the Companies for the 2000 calendar year based upon each Company's audited statement of income for the twelve months ended December 31, 2000.

In the event a Business Disposition is consummated prior to December 31, 2000, the Companies shall be credited (towards 2000 Revenues) with the revenue earned in the 1999 calendar year during the period from the date in calendar year 1999 corresponding to the date of such Business Disposition through the end of the 1999 calendar year.

"Business Disposition" means the transfer, in a transaction or series of related transactions, of all or substantially all of the assets of either Company or 50% or more of the voting power or equity of either Company by merger, stock sale, recapitalization, reorganization, foreclosure on a pledge, or other transfer from Buyer to any other person that is not an Affiliate of Buyer.

                                                               EXHIBIT D
                                                               ---------

Lease Renewal Agreement dated October 8, 1999 by and between Arthur Goldner & Associates, Inc., as agent for Northfield Associates Limited Partnership and Strategy Plus, Inc.

Letter Agreement dated January 29,1999 by and among Yale Brozen, Christine Brozen, Chips & Bits, Inc., Strategy Plus, Inc. and Howard Bank, N.A.

                 PERMITTED COMPANY C INDEBTEDNESS SCHEDULE
                 -----------------------------------------


Obligation                                       Balance as of 11/30/99
----------                                       ----------------------

PCME Debt                                                $2,007.58
Mortgage on Rt. 100 Property                            115,593.79
Ford Expedition Lease                                    23,599.40
Advanta Lease                                            20,725.00
                                                      ------------
                                                       $161,925.77

                          PERMITTED COMPANY S INDEBTEDNESS SCHEDULE
                          -----------------------------------------


Obligation                                       Balance as of 11/30/99
----------                                       ----------------------

OGR Note                                               $142,677.00